                                                                     EXHIBIT 2.4

================================================================================

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                              HOME BANCSHARES, INC.

                                       AND

                               THE SHAREHOLDERS OF
                         MOUNTAIN VIEW BANCSHARES, INC.

                                       AND

                         MOUNTAIN VIEW BANCSHARES, INC.

================================================================================

                           DATED AS OF APRIL 20, 2005

                                TABLE OF CONTENTS

RECITALS...................................................................    1

DEFINITIONS................................................................    2


ARTICLE I. STOCK PURCHASE..................................................    7

   1.1.  PURCHASE OF SHARES................................................    7
   1.2.  CLOSING DATE......................................................    7
   1.3.  CLOSING...........................................................    8

ARTICLE II. CONSIDERATION..................................................    8

   2.1.  PURCHASE PRICE....................................................    8
   2.2.  MVBI EARNINGS.....................................................    9
   2.3.  SECURITIES LAW EXEMPTION..........................................    9

ARTICLE III. ACTIONS PENDING CLOSING.......................................   10

   3.1.  CAPITAL STOCK.....................................................   10
   3.2.  DIVIDENDS, ETC....................................................   11
   3.3.  INDEBTEDNESS; LIABILITIES; ETC....................................   11
   3.4.  LINE OF BUSINESS; OPERATING PROCEDURES; ETC.......................   11
   3.5.  LIENS AND ENCUMBRANCES............................................   11
   3.6.  COMPENSATION; EMPLOYMENT AGREEMENTS; ETC..........................   11
   3.7.  BENEFIT PLANS.....................................................   11
   3.8.  CONTINUANCE OF BUSINESS...........................................   11
   3.9.  AMENDMENTS........................................................   12
   3.10. CLAIMS............................................................   12
   3.11. CONTRACTS.........................................................   12
   3.12. LOANS.............................................................   12

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.................................   12

   4.1.  REPRESENTATIONS AND WARRANTIES OF SELLERS AND MVBI................   12
   4.2.  REPRESENTATIONS AND WARRANTIES OF HBI.............................   23

ARTICLE V. COVENANTS.......................................................   26

   5.1.  BEST EFFORTS......................................................   26
   5.2.  PUBLICITY.........................................................   26
   5.3.  ACCESS; DUE DILIGENCE INFORMATION; CONFIDENTIALITY................   26
   5.4.  SOLE AGREEMENT TO SELL............................................   27
   5.5.  NO RIGHTS TRIGGERED...............................................   27
   5.6.  REGULATORY APPLICATIONS...........................................   27
   5.7.  REGULATORY DIVESTITURES...........................................   28
   5.8.  CURRENT INFORMATION...............................................   28
   5.9.  DIRECTOR AND OFFICER LIABILITY INSURANCE..........................   28

   5.10. SHORT-YEAR TAX RETURN.............................................   28
   5.11. BMV DEFINED BENEFIT PLAN..........................................   29
   5.12. MVBI INVESTMENT PORTFOLIO.........................................   29
   5.13. CONTINUED PARTICIPATION OF HINKLE AND SUTTON......................   29
   5.14. MOUNTAIN VIEW AVIATION, LLC.......................................   30
   5.15. REAL PROPERTIES OF MVBI...........................................   30
   5.16. RESERVATION OF RIGHT TO REVISE TRANSACTION........................   30

ARTICLE VI. CONDITIONS TO CONSUMMATION OF THE MERGER.......................   30

   6.1.  CONDITIONS TO EACH PARTY'S OBLIGATIONS............................   30
   6.2.  CONDITIONS TO OBLIGATIONS OF HBI..................................   31
   6.3.  CONDITIONS TO OBLIGATIONS OF MVBI.................................   33

ARTICLE VII. TERMINATION...................................................   34

   7.1.  TERMINATION UPON CERTAIN CONDITIONS...............................   34
   7.2.  TERMINATION FOR BREACH............................................   36

ARTICLE VIII. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION..   36

   8.1.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.............   36
   8.2.  SELLERS' INDEMNITY................................................   36
   8.3.  HBI'S INDEMNITY...................................................   36
   8.4.  LIMITATIONS.......................................................   36
   8.5.  DEFENSE OF THIRD PARTY CLAIMS.....................................   37

ARTICLE IX. OTHER MATTERS..................................................   38

   9.1.  WAIVER; AMENDMENT.................................................   38
   9.2.  COUNTERPARTS......................................................   38
   9.3.  GOVERNING LAW.....................................................   38
   9.4.  EXPENSES..........................................................   38
   9.5.  NOTICES...........................................................   39
   9.6.  SELLERS' REPRESENTATIVES - APPOINTMENT OF AGENT...................   40
   9.7.  TIME IS OF THE ESSENCE............................................   41
   9.8.  ASSIGNMENT........................................................   41
   9.9.  BINDING EFFECT....................................................   41
   9.10. SEVERABILITY......................................................   41
   9.11. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES................   41
   9.12. ENFORCEMENT PROCEEDINGS...........................................   41
   9.13. BENEFIT PLANS.....................................................   41
   9.14. HEADINGS..........................................................   42

MVBI SCHEDULES
HBI SCHEDULES

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT, dated as of the 20th day of April, 2005 (this "Agreement"), is by and among Home BancShares, Inc. ("HBI"), an Arkansas corporation, the undersigned shareholders of Mountain View Bancshares, Inc. ("SELLERS" or individually, a "SELLER") and Mountain View Bancshares, Inc. ("MVBI"), an Arkansas corporation.

                                    RECITALS

     (A) MVBI. MVBI is a corporation duly organized and existing in good standing under the laws of the State of Arkansas, with its principal executive offices located in Mountain View, Arkansas. MVBI is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As of December 31, 2004, MVBI had Capital (as hereafter defined) of $31,295,000, divided into common stock of $80,000, comprehensive income/surplus of $12,923,000, and retained earnings of $18,292,000. Since December 31, 2004, MVBI paid a cash dividend of $5,611,346.00. There are no options to purchase MVBI Stock issued and outstanding. As of the date of this Agreement, MVBI has 10,000 authorized shares of common stock, $10.00 par value ("MVBI Stock"), of which 7,982 shares are issued and outstanding (no other class of capital stock being authorized), and all of which are owned by Sellers.

     (B) BANK OF MOUNTAIN VIEW. Bank of Mountain View ("BMV") is an Arkansas state bank duly organized and existing in good standing under the laws of the State of Arkansas with its main office located in Mountain View, Arkansas. As of the date of this Agreement, BMV has 4,000 authorized shares of common stock, $25.00 par value per share (no other class of capital stock being authorized), of which 4,000 shares are issued and outstanding, and 100% owned by MVBI.

     (C) HBI. HBI is a corporation duly organized and existing in good standing under the laws of the State of Arkansas, with its principal executive offices located in Conway, Arkansas. HBI is a financial holding company subject to regulation by the Federal Reserve Board (hereafter defined). As of December 31, 2004, HBI had Capital of $106,610,000, divided into common stock of $266,000, preferred stock of $21,000, preferred treasury stock of $(569,000), accumulated other comprehensive loss of $(858,000), capital surplus of $90,455,000 and retained earnings of $17,295,000. As of the date of this Agreement, HBI has 5,000,000 authorized shares of common stock, $0.10 par value ("HBI Common Stock"). On April 18, 2005, the common shareholders of HBI voted to reduce the par value of the HBI Common Stock to $0.01 per share and increase the number of authorized shares to 25,000,000. There are 3,915,230 shares of HBI Common Stock issued and outstanding. HBI has 5,500,000 authorized shares of preferred stock, $0.01 par value, of which 2,500,000 shares of Class A Preferred Stock are authorized and 2,134,068 are issued and outstanding, and 3,000,000 shares of Class B Preferred Stock are authorized, and none are issued and outstanding.

     In consideration of their mutual promises and obligations, the Parties further agree as follows:

                                  DEFINITIONS

     (A) DEFINITIONS. Capitalized terms used in this Agreement have the following meanings:

     "Accredited Investor" has the meaning assigned to such term in Rule 501 promulgated under the Securities Act.

     "Acquisition" has the meaning assigned to such term in Section 1.1.

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

     "Agreement" means this Stock Purchase Agreement, together with all Exhibits and Schedules annexed hereto, and incorporated by specific reference, as a part of this Agreement.

     "Arkansas Resident" means:

          (1) A corporation, partnership, trust or other form of business organization which has a principal office within the State of Arkansas on the date of execution of this Agreement and on the Closing Date.

          (2) An individual whose principal residence is in the State of Arkansas on the date of execution of this Agreement and on the Closing Date.

          (3) A corporation, partnership, trust or other form of business organization which is organized for the specific purpose of acquiring part of an issue offered pursuant to this Agreement, of which all of the beneficial owners of such organization are residents of the State of Arkansas on the date of execution of this Agreement and on the Closing Date.

     "Asset Classification" has the meaning assigned to such term in Section 4.1(U).

     "BMV" means Bank of Mountain View, as set forth in paragraph (B) of the Recitals.

     "Business Day" means any day other than a Saturday, Sunday, or a day on which the HBI Banks are not open for business.

     "Capital" means capital stock, surplus and retained earnings determined in accordance with GAAP. Unrealized gains or losses in investment securities will be included when determining Capital.

     "Cash Consideration" has the meaning assigned to such term in Section 2.1.

     "Closing Date" has the meaning assigned to such term in Section 1.2.

     "Code" has the meaning assigned to such term in Section 4.1(R)(2).

     "Compensation and Benefit Plans" has the meaning assigned to such term in
Section 4.1(R)(1).

     "Contract" has the meaning assigned to such term in Section 4.1(O).

     "Control" with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting interests, by Contract, or otherwise.

     "Derivatives Contract" means an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract that (1) is not included on the balance sheet of the Financial Reports of MVBI, and (2) is a derivative contract (including various combinations thereof).

     "Earnings Calculation" has the meaning assigned to such term in Section
2.2.

     "Environmental Law" means (1) any federal, state, and/or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect, including the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and (2) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose Liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

     "ERISA" has the meaning assigned to such term in Section 4.1(R)(2).

     "ERISA Affiliate" has the meaning assigned to such term in Section
4.1(R)(3).

     "ERISA Plans" has the meaning assigned to such term in Section 4.1(R)(2).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "Financial Reports" (1) as to HBI, means its respective audited consolidated balance sheets and the related statements of income, changes in shareholders' equity and cash flows for the fiscal years or periods ended December 31, 2002, December 31, 2003 and December 31, 2004, unaudited consolidated balance sheets and the related statements of income, changes in shareholders' equity and cash flows for the three (3)-month period ended March 31, 2005, and all financial reports filed or to be filed by HBI, subsequent to December 31, 2004, in the form filed with the Federal Reserve Board, FDIC and the Arkansas State Bank Department and (2) as to MVBI, means its respective unaudited, compiled consolidated balance sheets and the related statements of income, changes in shareholders' equity and cash flows for the fiscal years or periods ended December 31, 2002, December 31, 2003 and December 31, 2004, prepared in accordance with GAAP, unaudited consolidated balance sheets and the related statements of income, changes in shareholders' equity and cash flows for the three (3)-month period ended March 31, 2005 and all financial reports filed or to be filed by MVBI subsequent to December 31, 2004, in the form filed with the Federal Reserve Board, FDIC and the Arkansas State Bank Department; and as to BMV, means its call reports for the fiscal years ended December 31, 2002, December 31, 2003, and December 31, 2004.

     "GAAP" means generally accepted accounting principles consistently applied.

     "Governing Documents" means the articles of incorporation, charter, and bylaws of the subject entity, including all amendments thereto.

     "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, including any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     "HBI" means Home BancShares, Inc., an Arkansas corporation and registered financial holding company as set forth in paragraph (C) of the Recitals.

     "HBI Banks" means the following wholly-owned subsidiary banks of HBI: First State Bank, an Arkansas banking corporation with its principal office in Conway, Arkansas, Community Bank, an Arkansas banking corporation with its principal office in Cabot, Arkansas, Twin City Bank, an Arkansas banking corporation with its principal office in North Little Rock, and upon the closing of the merger between HBI and Marine Bancorp, Inc., Marine Bank of the Florida Keys, a Florida banking corporation with its principal office in Marathon, Florida.

     "HBI Common Stock" has the meaning assigned to such term in paragraph (C) of the Recitals.

     "HBI Transaction" means: (1) a merger, consolidation or similar transaction involving HBI, where HBI is not the corporation surviving such transaction or where a change of Control of HBI is otherwise effected, or (2) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of HBI or any of its significant Subsidiaries representing in either case 25% or more of the consolidated assets or deposits of HBI and its Subsidiaries, or (3) the issuance, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities representing 25% or more of the voting power of HBI or any of its significant Subsidiaries other than the issuance of HBI Common Stock upon the exercise of then outstanding options or the conversion of then outstanding convertible securities of HBI.

     "Hinkle" means James G. Hinkle.

     "Indemnified Party" has the meaning assigned to such term in Section
8.5(A).

     "Indemnifying Party" has the meaning assigned to such term in Section
8.5(A).

     "Insured Depository Institution" has the meaning given it in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute.

     "Intellectual Property Rights" has the meaning given such term in Section 4.1(L).

     "Knowledge" (and "Know" or "Known") means the actual (but not the constructive) knowledge of the individual or, if an entity, the Chairman, Chief Executive Officer, President, Chief Financial Officer, and Chief Lending Officer of the entity.

     "Liability" means any debts, liabilities and obligations of the Party, whether the same shall be matured or un-matured; whether by Contract or otherwise, whether accrued, absolute, contingent or otherwise.

     "Loan/Fiduciary Property" means any property owned or Controlled by MVBI or any of its Subsidiaries or in which MVBI or any of its Subsidiaries holds a security or other interest, and, where required by the context, includes any such property where MVBI or any of its Subsidiaries constitutes the owner or operator of such property, but only with respect to such property.

     "Losses" has the meaning assigned to such term in Section 8.2.

     "Material" means, with respect to either Party, an event, occurrence or circumstance (including (i) the making of any provisions for possible loan and lease losses, write-downs of other real estate owned and taxes, and (ii) any breach of a representation or warranty contained in this Agreement by such Party) that (a) has or is reasonably likely to have a material adverse effect on or constitute a material adverse change in the financial condition, results of operations, business, future operations or prospects of such Party or, as applicable, its Subsidiaries, or (b) would impair such Party's ability to perform its obligations under this Agreement or the consummation of any of the transactions contemplated by this Agreement; provided, however that the occurrence of the following event or circumstance will not be deemed "Material":
(i) acts of terrorism or war (whether or not declared); (ii) a change in laws or regulations applicable to either Party; or (iii) general business or financial condition effecting the commercial banking industry generally.

     "MVBI" means Mountain View Bancshares, Inc., an Arkansas corporation as set forth in paragraph (A) of the Recitals.

     "MVBI Earnings" has the meaning assigned to such term in Section 2.2.

     "MVBI Stock" has the meaning assigned to such term in paragraph (A) of the Recitals.

     "Multiemployer Plans" has the meaning assigned to such term in Section 4.1(R)(2).

     "Participation Facility" means any loan facility in which MVBI or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such facility.

     "Party" means a party to this Agreement.

     "Pension Plan" has the meaning assigned to such term in Section 4.1(R)(2).

     "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental body, or other entity.

     "Purchase Price" means the price to be paid by HBI for the MVBI Stock as set forth in Section 2.1.

     "Regulatory Authorities" means federal or state governmental agencies, authorities or departments (1) charged with the supervision or regulation of depository institutions or (2) engaged in the insurance of deposits.

     "Rights" means securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock.

     "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated under such statute.

     "Sellers' Representatives" means James G. Hinkle and Kenneth W. Sutton, as appointed pursuant to Section 9.6.

     "Short-Year Return" has the meaning assigned to such term in Section 5.10.

     "Stock Consideration" has the meaning assigned to such term in Section 2.1.

     "Stock Restrictions" has the meaning assigned to such term in Section 1.1.

     "Subsidiary" means, with respect to any entity, each partnership, limited liability company, or corporation the majority of the outstanding partnership interests, membership interests, capital stock or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would
be) owned, directly or indirectly, at the time in question by such entity. For the avoidance of doubt, a Subsidiary shall not include any entity Controlled by Sellers except MVBI and its Subsidiaries.

     "Sutton" means Kenneth W. Sutton.

     "Tax Returns" has the meaning assigned to such term in Section 4.1(BB).

     "Taxes" means federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the respective Party or its Subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

     "Termination Date" has the meaning assigned to such term in Section 5.1.

     "Third Party" means any person or group and their respective directors, officers, employees, representatives, and agents other than HBI, MVBI, or any of their Subsidiaries, and their respective directors, officers, employees, representatives, and agents.

     "Third Party Claim(s)" has the meaning assigned to such term in Section
8.5.

     (B) GENERAL INTERPRETATION. Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise, the terms defined in this Agreement include the plural as well as the singular; the word "including" means including without limitation; the words "hereof," "herein," "hereunder," "in this Agreement" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and references in this Agreement to Articles, Sections, Schedules, and Exhibits refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Unless otherwise stated, references to Subsections refer to the Subsections of the Section in which the reference appears. All pronouns used in this Agreement include the masculine, feminine and neuter gender, as the context requires. All accounting terms used in this Agreement that are not expressly defined in this Agreement have the respective meanings given to them in accordance with GAAP.

                           ARTICLE I. STOCK PURCHASE

     1.1. PURCHASE OF SHARES. Subject to the provisions of this Agreement, on the Closing Date, the Sellers agree to sell and convey to HBI one hundred percent (100%) of the MVBI Stock issued and outstanding on the Closing Date for the consideration set forth herein, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions of any kind or nature whatsoever ("Stock Restrictions") and HBI agrees to purchase the MVBI Stock from the Sellers upon the terms and conditions set forth herein (the "Acquisition").

     1.2. CLOSING DATE. Unless the Parties agree upon another date, the "Closing Date" will be the tenth (10th) Business Day after the fulfillment or waiver of each condition precedent set forth in, and the granting of each approval (and expiration of any waiting period) required by, ARTICLE VI. If the Acquisition is not consummated in accordance with this Agreement on or prior to the Termination Date, either Party may terminate this Agreement in accordance with ARTICLE VII.

     1.3. CLOSING. The closing ("Closing") of the Acquisition shall take place on the Closing Date at the offices of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., 425 West Capitol Avenue, Suite 1800, Little Rock, Arkansas 72201.

          (A) At the Closing, the Sellers will deliver to HBI all of the issued and outstanding shares of MVBI Stock, properly endorsed in blank, with signatures guaranteed in form and substance satisfactory to HBI. Such shares shall be fully paid and non-assessable, and shall be free and clear of all Stock Restrictions. If any certificate representing such shares have been lost or destroyed, then the holder of such shares shall, at HBI's option, deliver at the Closing an affidavit to that fact, or such indemnity as may be acceptable to HBI.

          (B) HBI shall pay the Cash Consideration at the Closing in immediately available funds in Little Rock, Arkansas. The Stock Consideration shall be paid as validly issued, fully paid and non-assessable shares of HBI Common Stock, which shall bear the restrictive legend set forth in Section 2.3(B).

          (C) If not paid prior to Closing, MVBI may distribute to its shareholders at Closing MVBI's earnings, calculated in accordance with GAAP, for the period beginning January 1, 2005 and ending March 3, 2005. This distribution shall be in addition to the Purchase Price and the MVBI Earnings.

                           ARTICLE II. CONSIDERATION

     2.1. PURCHASE PRICE. On the Closing Date, HBI shall pay to the Sellers the total amount of $43,750,000 represented $39,374,984 by payments in cash (the "Cash Consideration") and $4,375,016 by the issuance by HBI of 115,132 shares of HBI Common Stock valued for purposes of the exchange at $38.00 per share (the "Stock Consideration").

          (A) The Cash Consideration shall be distributed to the Sellers pro rata in proportion to their percentage of ownership of MVBI Stock, after taking into account in the portions to be paid to Hinkle and Sutton, the Stock Consideration paid to them.

          (B) The Stock Consideration will be paid fifty percent (50%), or 57,566 shares, to Hinkle and fifty percent (50%), or 57,566 shares, to Sutton, subject to the provisions of Section 2.2.

               (1) If prior to the issuance of HBI Common Stock as Stock Consideration, the outstanding shares of HBI Common Stock are increased, decreased, or are changed into a different number of shares or a different class by reason of any merger, recapitalization, reclassification, stock split, or similar transaction, or if a stock dividend shall be paid, an appropriate and proportionate adjustment or adjustments will be made to the number of shares to be issued as Stock Consideration so that the full amount of the Stock Consideration is paid.

               (2) If, at any time during the period beginning on March 3, 2005 and ending within twelve (12) months following the Closing Date, HBI offers its Common

     Stock in (i) a public offering or (ii) as stock consideration for the purchase of stock or assets of a Third Party for a value less than $38 per share, such value being adjusted for any of the changes in HBI Common Stock set forth in Section 2.1(B)(1), the number of shares of HBI Common Stock required to pay the Stock Consideration shall be adjusted, and, within ten
     (10) Business Days after the completion of such offering, HBI shall issue to each of Hinkle and Sutton such additional number of shares of HBI Common Stock (to the nearest whole share) so that the full amount of the Stock Consideration of $4,375,016 is paid.

               For example: if HBI Common Stock is offered in a public offering at $31 per share, the additional number of shares of HBI Common Stock required to satisfy the Stock Consideration would be calculated as: the Stock Consideration of $4,375,016 divided by the offering price of $31, the dividend of which is 141,129, then subtracting 141,129 from 115,132 (the number of shares issued on the Closing Date) yielding an additional 25,997 shares of HBI Common Stock, or 12,998 shares to each of Hinkle and Sutton.

     2.2. MVBI EARNINGS. In addition to the Purchase Price, MVBI and Sellers agree that MVBI shall not distribute the earnings of MVBI for the period from March 4, 2005 through the Closing Date (the "MVBI Earnings") to Sellers, but instead agree that an additional Purchase Price amount equal to one-half (1/2) such earnings shall be paid by HBI to Sellers. In addition, MVBI and Sellers agree that neither MVBI nor Sellers shall make any adjustments to the books and records of MVBI (other than in the ordinary and usual course of business consistent with past practices or as required for legal or regulatory purposes) that will have the affect of increasing or inflating the MVBI Earnings, without the prior written consent of HBI. Within ten (10) Business Days following the Closing Date, HBI will calculate the MVBI Earnings in accordance with GAAP and then pay one-half (1/2) of such amount to the Sellers by bank check pro rata in proportion to their percentage of ownership of MVBI Stock. Following this determination of MVBI's Earnings, a written memorandum showing that determination shall be prepared by HBI and annexed to this Agreement.

     2.3. SECURITIES LAW EXEMPTION. The offering of HBI Common Stock to Hinkle and Sutton is being made pursuant to an exemption from registration under the Securities Act and in compliance with Rule 147. Therefore, Hinkle and Sutton, in their individual capacities, as evidenced by their signatures at the end of this Agreement, each hereby represents and warrants to HBI that, on the date of this Agreement and as of the Closing Date, he:

          (A) acknowledges that the shares HBI Common Stock to be issued hereunder are not registered under the Securities Act, nor under the Arkansas Securities Act and further acknowledges that the HBI Common Stock is being offered and sold pursuant to exemptions from registration pursuant to Section 3(a)(11) of the Securities Act and Rule 147 promulgated thereunder and Section 23-42-503(a)(3) of the Arkansas Securities Act.;

          (B) acknowledges that pursuant to the exemption provided under Section 3(a)(11) of the Securities Act and Rule 147: (i) for a period of nine (9) months from the date of the original issuance of the HBI Common Stock to him, the Shares may only be resold to persons resident within the State of Arkansas; (ii) HBI will issue stop transfer instructions to its

Exchange Agent prohibiting the transfer of shares in violation of Rule 147, and
(iii) the shares so issued will bear the following restrictive legend:

          "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or the securities laws of the state of Arkansas and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933 and the Arkansas Securities Act. The securities are subject to restrictions on transferability and resale. During the period in which the securities are being offered and sold by the issuer, and for a period of nine (9) months from the date of the last sale by the issuer of the securities, all resales of any part of the securities shall be made only to persons resident within the state of Arkansas."

          (C) is an Arkansas Resident in that his principal residence is located in Arkansas at the address set forth following his signature;

          (D) is an Accredited Investor as that term is defined in Section 2(a)(15) of the Securities Act and Rule 501(a) promulgated thereunder, and (i) is fully familiar with HBI's business, financial condition, and operations, prospects and future potential, (ii) has such other information, financial and otherwise, including all of the information he would be provided in an offering registered under the Securities Act, which he has deemed material in formulating a decision to acquire the HBI Common Stock on the terms and conditions set forth herein, and (iii) has had the opportunity to ask questions of and receive answers from HBI;

          (E) is acquiring the HBI Common Stock for his own account, solely for investment purposes, and not for a view to resale of said HBI Common Stock;

          (F) is able to bear the economic risks of this investment; and

          (G) acknowledges that the shares of HBI Common Stock acquired hereunder will not be resold or otherwise transferred or assigned without compliance with the registration provisions of the Securities Act and applicable state blue sky laws or exemption therefrom.

                      ARTICLE III. ACTIONS PENDING CLOSING

     Unless HBI otherwise agrees in writing between the date hereof and the Closing Date, the Sellers shall cause MVBI, and MVBI shall and shall cause each of its Subsidiaries to conduct its respective business in the ordinary and usual course consistent with past practice and shall use their respective best efforts to maintain and preserve MVBI's and each of its Subsidiaries' business organization, employees and advantageous business relationships and retain the services of MVBI's or, as applicable, its Subsidiaries' officers and key employees identified by HBI, and Sellers shall cause MVBI not to do any of the following, and MVBI shall not do, and shall cause BMV not to do any of the following, without the prior written consent of HBI:

     3.1. CAPITAL STOCK. Except as disclosed in Schedule 4.1(C), issue, sell or otherwise permit to become outstanding any additional shares of capital stock of MVBI or BMV, or any Rights with respect thereto, or enter into any agreement with respect to the foregoing, or permit any additional shares of MVBI Stock to become subject to grants of employee stock options, stock appreciation rights or similar stock-based employee compensation rights.

     3.2. DIVIDENDS, ETC. Except as permitted by Section 1.3(C), declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, split, subdivide, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or, other than as permitted in or contemplated by this Agreement, authorize the creation or issuance of, or issue, any additional shares of its capital stock or any Rights with respect thereto.

     3.3. INDEBTEDNESS; LIABILITIES; ETC. Other than in the ordinary and usual course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity.

     3.4. LINE OF BUSINESS; OPERATING PROCEDURES; ETC. Except as may be directed by any regulatory agency: (A) change its lending, investment, liability management or other Material banking policies in any Material respect, or (B) commit to incur any further capital expenditures beyond those disclosed in
Schedule 3.4 or incurred in the ordinary and usual course of business consistent with past practices and not exceeding $15,000 individually or $25,000 in the aggregate.

     3.5. LIENS AND ENCUMBRANCES. Except as disclosed in Schedule 3.5 or incurred in the ordinary and usual course of business consistent with past practices, subject any of its assets to a lien, charge, or encumbrance (including mortgage, pledge or security interest), or permit any such lien, charge or encumbrance to exist.

     3.6. COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Except as disclosed in
Schedule 3.6, enter into or amend any employment, severance or similar agreement or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, or increase any employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to officers or employees in the ordinary and usual course of business consistent with past practice.

     3.7. BENEFIT PLANS. Except as provided in Section 5.11, or as disclosed in
Schedule 3.7, enter into or modify (except as may be required by applicable law or by this Agreement) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

     3.8. CONTINUANCE OF BUSINESS. Except pursuant to Sections 5.13, 5.14 and 5.15, or as disclosed in Schedule 3.8, dispose of or discontinue any portion of its assets, business or properties, that is in excess of $25,000 individually or $100,000 in the aggregate, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity

(except foreclosures or acquisitions by BMV in its fiduciary capacity, in each case in the ordinary and usual course of business consistent with past practice).

     3.9. AMENDMENTS. Amend its Governing Documents.

     3.10. CLAIMS. Settle any claim, litigation, action or proceeding involving any Liability for money damages in excess of $25,000 or Material restrictions upon the operations of MVBI or BMV.

     3.11. CONTRACTS. Except as disclosed on Schedule 3.11, enter into, renew, terminate or make any change in any Contract (excluding agreements and loans permitted under Section 3.12) of a value or requiring payments during the life of the Contract, including all options, in excess of $25,000, except in the ordinary and usual course of business consistent with past practice with respect to Contracts that are terminable by it without penalty on no more than 60 days prior written notice.

     3.12. LOANS. Extend credit or account for loans and leases other than in the ordinary and usual course of business of MVBI and in accordance with written lending policies and accounting practices in existence at the date of the execution of this Agreement, except that BMV shall not, without the prior notice and consultation with HBI's Chairman or President make any new loan or renew any existing loan in a principal amount in excess of $1,000,000.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

     4.1. REPRESENTATIONS AND WARRANTIES OF SELLERS AND MVBI. Each of the Sellers and MVBI hereby represents and warrants to HBI, now and as of the Closing Date, as follows:

          (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to MVBI and BMV are true and correct.

          (B) ORGANIZATION, STANDING AND AUTHORITY. Each of MVBI, BMV, and any other Subsidiary of MVBI, is incorporated under the laws of the State of Arkansas, and is in good standing under the laws of the State of Arkansas and is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material effect on it. All of such foreign jurisdictions are set forth on Schedule 4.1(B). Each of MVBI, BMV, and any other Subsidiary of MVBI has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. BMV is the only Subsidiary of MVBI that is an Insured Depository Institution, and its deposits are insured by the Bank Insurance Fund of the FDIC. Except as disclosed in Schedule 4.1(B), BMV is not subject to any orders, resolutions, commitments, agreements, undertakings, understandings, or consents that affect its status as such Insured Depository Institution.

          (C) SHARES. The outstanding shares of MVBI's and its Subsidiaries' capital stock are validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights. Except as disclosed in Schedule 4.1(C), there are no shares of capital stock or other equity securities of MVBI or its Subsidiaries outstanding and no outstanding Rights with respect thereto.

          (D) MVBI SUBSIDIARIES. MVBI has disclosed on Schedule 4.1(D) a list of all of its Subsidiaries, and the number of authorized, issued, and outstanding shares of each class of stock and percentages of ownership of MVBI or BMV. No equity securities of BMV are or may become required to be issued (other than to MVBI or one of its Subsidiaries) by reason of any Rights with respect thereto. There are no Contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise issue any shares of such Subsidiary's capital stock, and there are no Contracts, commitments, understandings or arrangements relating to the rights of MVBI or its Subsidiaries, as applicable, to vote or to dispose of such shares. All of the shares of capital stock of each of its Subsidiaries held by MVBI are fully paid and non-assessable and are owned by MVBI or one of its Subsidiaries free and clear of any Stock Restrictions. Except as disclosed in Schedule 4.1(D), MVBI does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any corporation, bank, partnership, joint venture, business trust, association or organization other than BMV.

          (E) CORPORATE POWER. Each of MVBI and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its Material properties and assets.

          (F) AUTHORITY. This Agreement, and each of the MVBI obligations set forth herein, has been authorized by all necessary corporate action of MVBI. To the extent any of the Sellers is an entity, this Agreement has been duly authorized by all necessary action of that entity. This Agreement is a valid and binding agreement of the Sellers and MVBI, enforceable against them in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (G) NO DEFAULTS. Subject to the required regulatory approvals referred to in Section 6.1, any required filings under federal and state securities laws, and, except as disclosed in Schedule 4.1(G), the execution, delivery and performance of this Agreement and the consummation by the Sellers and MVBI of the transactions contemplated by this Agreement do not and will not Materially
(1) constitute a breach of, or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Sellers or MVBI or any of its Subsidiaries or to which the Sellers or MVBI or any of its Subsidiaries or any of their properties is subject or bound, or (2) constitute a breach of, or violation of, or a default under, the Governing Documents of MVBI or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.

          (H) MVBI FINANCIAL REPORTS. Except as disclosed in Schedule 4.1(H), the Financial Reports of each of MVBI and BMV: (1) did not and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements made therein, and in light of the circumstances under which they were made, not Materially misleading; (2) each of the balance sheets in or incorporated by reference into the Financial Reports (including the related notes and schedules thereto) are correct, complete, and in accordance with the books and records of and fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date; (3) each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in the Financial Reports (including any related notes and schedules thereto) are correct, complete, and in accordance with the books and records of and fairly presents and will fairly present the results of operations, changes in shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein; and (4) in each case in accordance with GAAP during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end adjustments, related notes and schedules in the case of such statements.

          (I) ABSENCE OF UNDISCLOSED LIABILITIES. Neither MVBI nor any of its Subsidiaries has any Material Liability, except (1) as disclosed on Schedule 4.1(I), (2) as reflected in its Financial Reports prior to the date of this Agreement, and (3) for commitments and obligations made, or Liabilities incurred, in the ordinary and usual course of business consistent with past practice since December 31, 2004 and which are fully reflected as liabilities on that entity's books and records. Except (x) as disclosed on Schedule 4.1(I) and
(y) for commitments and obligations made, or Liabilities incurred, in the ordinary and usual course of business consistent with past practice since December 31, 2004 and which are fully reflected as liabilities on that entity's books and records, since December 31, 2004, neither MVBI nor any of its Subsidiaries has incurred or paid any Material Liability (including any Liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any Subsidiary).

          (J) NO EVENTS. Except (x) as disclosed on Schedule 4.1(J) and (y) for events occurring in the ordinary and usual course of business consistent with past practice since December 31, 2004 and which are fully reflected as liabilities on that entity's books and records, since December 31, 2004, no event has occurred that, individually or in the aggregate, is reasonably likely to have a Material effect on MVBI or any of its Subsidiaries.

          (K) PROPERTIES. Except as disclosed in Schedule 4.1(K), MVBI and each of its Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in the Financial Reports of MVBI as being owned by MVBI or its Subsidiaries as of the dates thereof. All buildings and all Material fixtures, equipment, and other property and assets that are held under leases or subleases by MVBI or any of its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms, other than any such exceptions to validity or enforceability as are disclosed on Schedule 4.1(K). Other than month-to-month leases on operating equipment, all leases and subleases are identified on
Schedule 4.1(K), and except as disclosed on such schedule, are fully transferrable to HBI upon consummation of this Agreement. MVBI further represents, covenants and warrants that, except as disclosed in Schedule 4.1(K), taking their age and ordinary wear and tear into account, the assets and properties of MVBI or any of its Subsidiaries are in good operating condition and repair and have been operated and maintained in the ordinary and usual course of business, consistent with past practice, other than those items of personal property not in use by MVBI or its Subsidiaries as of the date hereof.

          (L) INTELLECTUAL PROPERTY RIGHTS. Schedule 4.1(L) lists all patents, patent rights, licenses, trade secrets, trademarks, service marks, trademark rights, trade names or trade name rights, copyrights, inventions and other intellectual property rights ("Intellectual Property Rights") necessary for the ownership and operation of the business of MVBI or any of its Subsidiaries in the manner in which the business has been historically and currently owned and operated by MVBI or its Subsidiaries. none of the Intellectual Property Rights interferes with, infringes upon, misappropriates, or violates any intellectual property rights of third parties, and neither Sellers nor MVBI nor any of its Subsidiaries has received any written charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. To MVBI's Knowledge, no Third Party has interfered with, infringed upon, misappropriated, or violated any of the Intellectual Property Rights. Neither Sellers nor MVBI nor any of its Subsidiaries has received any written notice with respect to any outstanding injunction, judgment, order, decree, ruling, or charge relating to any item of the Intellectual Property Rights, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Sellers or MVBI or any of its Subsidiaries, is threatened which challenges the legality, validity, enforceability, use, or ownership of any of the Intellectual Property Rights.

          (M) LITIGATION; REGULATORY ACTION. Except as disclosed in Schedule 4.l(M), no litigation, proceeding or controversy before any court or governmental agency is pending to the Knowledge of the Sellers or MVBI against MVBI or any of its Subsidiaries, including, without limitation, any litigation, proceedings, or controversies that allege claims under any fair lending law or other law relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, or allege claims under any fair credit reporting laws or laws for the protection of non-public personal information, including the Fair Credit Reporting Act, and the Gramm-Leach-Bliley Act, and, to the Knowledge of the Sellers or MVBI, no such litigation, proceeding or controversy has been threatened; and except as disclosed in Schedule 4.1(M), neither MVBI nor any of its Subsidiaries or any of its or their Material properties or their officers, directors or Controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority or other governmental authority, and neither Sellers nor MVBI nor any of its Subsidiaries has been advised by any of such Regulatory Authorities or other governmental authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum or understanding, commitment letter or similar submission.

          (N) COMPLIANCE WITH LAWS. Except as disclosed in Schedule 4.1(N), each of MVBI and its Subsidiaries:

               (1) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities or other governmental authority that are required in order to permit it to own its businesses presently conducted and that are Material to the business of it and its Subsidiaries, taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of the Sellers and MVBI, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current;

               (2) has received no notification or communication from any Regulatory Authority or other governmental authority or the staff thereof
     (a) asserting that MVBI or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority or governmental authority enforces, (b) threatening to revoke any license, franchise, permit or governmental authorization of MVBI or any of its Subsidiaries, or (c) requiring any of MVBI or BMV (or any of its officers, directors or Controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy);

               (3) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its Board of Directors or the employment of an individual as a senior executive; and

               (4) BMV is in compliance in all Material respects with all fair lending laws or other laws relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and all fair credit reporting laws and laws for the protection of non-public personal information, including the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act, and the Fair and Accurate Credit Transaction Act.

          (O) MATERIAL CONTRACTS. Except as disclosed in Schedule 4.1(O) (and with a true and complete copy of the document or other item in question attached to such schedule), none of MVBI or its Subsidiaries, nor any of their respective assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, any written or oral contract, indenture, agreement, lease, standby letter of credit, mortgage, loan or commitment ("Contract") or Contracts obligating it or them to pay more than $25,000 in any year and which cannot be terminated upon notice of sixty (60) days or less. Except as disclosed in Schedule 4.1(O), neither MVBI nor any of its Subsidiaries is in default under any such Contract to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or any of its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as disclosed in Schedule 4.1(O), neither MVBI nor any of its Subsidiaries is subject to or bound by any Contract containing covenants that limit the ability of MVBI or any of its Subsidiaries to compete in any line of business or with any Person or that involve any restriction of geographical area in which, or method by which, MVBI or BMV may carry on its business (other than as may be required by law or any applicable Regulatory Authority).

          (P) REPORTS. Since January 1, 2002 each of MVBI and BMV has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (1) the Arkansas State Bank Department, (2) the FDIC, (3) the Federal Reserve Board, and (4) any other Regulatory Authorities or other governmental authority having jurisdiction with respect to MVBI and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all Material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not Materially misleading.

          (Q) BROKERS AND FINDERS. Except as set forth in Schedule 4.1(Q), neither the Sellers nor MVBI, BMV, any of their Subsidiaries, nor any of their respective officers, directors or employees has employed any broker or finder, or agreed to pay any fees to any director or former director or incurred any Liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder, or director or former director of MVBI and BMV, has acted directly or indirectly for the Sellers or MVBI or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          (R) EMPLOYEE BENEFIT PLANS.

               (1) Schedule 4.1(R)(1) contains a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, Contracts or arrangements and any applicable "change of control" or similar provisions in any plan, Contract or arrangement maintained or contributed to by MVBI or any of its Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans of MVBI and its Subsidiaries, including any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto, have been supplied to HBI.

               (2) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of MVBI and its Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as disclosed in Schedule 4.1(R)(2) each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service, and Sellers and MVBI are not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no Material litigation relating to the ERISA Plans pending or, to the Sellers' or MVBI's Knowledge, threatened. Neither MVBI nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject MVBI or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be Material.

               (3) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by MVBI or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with MVBI under Section 4001(a)(15) of ERISA or
     Section 414 of the Code (an "ERISA Affiliate"). Neither MVBI nor any of its Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

               (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA, except as disclosed in Schedule 4.1(R)(4). Neither MVBI nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

               (5) Except as disclosed in Schedule 4.1(R)(5), under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no Material change in the financial condition of such plan since the last day of the most recent plan year.

               (6) Neither MVBI nor any of its Subsidiaries has any obligations for retiree health and life benefits under any plan, except as set forth in
     Schedule 4.1(R)(6). There are no restrictions on the rights of MVBI or its Subsidiaries to amend or terminate any such plan without incurring any Liability thereunder.

               (7) Except as disclosed in Schedule 4.l(R)(7), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (a) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of MVBI or any of its Subsidiaries under any Compensation and Benefit Plan or otherwise from MVBI or any of its Subsidiaries, (b) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (c) result in any acceleration of the time of payment or vesting of any such benefit.

          (S) NO KNOWLEDGE. Neither the Sellers nor MVBI and its Subsidiaries Know of any reason why the regulatory approvals referred to in Section 6.1 should not be obtained.

          (T) LABOR AGREEMENTS. Neither MVBI nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is MVBI or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Sellers' or MVBI's Knowledge, threatened, nor are they aware of any activity involving MVBI or any of the Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          (U) ASSET CLASSIFICATION. MVBI and its Subsidiaries have disclosed in
Schedule 4.1(U) a list, accurate and complete in all Material respects, of the aggregate amounts of loans, extensions of credit or other assets of MVBI and its Subsidiaries that have been classified by it as of December 31, 2004 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of December 31, 2004 by any regulatory examiner as "Other Loans Specially Mentioned," "Substandard," "Doubtful" "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by MVBI or any Subsidiary prior to December 31, 2004, and which are also disclosed on Schedule 4.1(U).

          (V) ALLOWANCE FOR POSSIBLE LOAN LOSSES. Except as disclosed on
Schedule 4.1(V), the allowance for possible loan losses shown on the consolidated balance sheets in the December 31, 2004 Financial Reports of MVBI and to be shown on subsequent Financial Reports of MVBI was and, to the Knowledge of the Sellers and MVBI, shall be adequate to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the date thereof.

          (W) INSURANCE. Each of MVBI and its Subsidiaries has taken all requisite action (including the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters that are Known to the Sellers and MVBI, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material adverse effect on MVBI or its Subsidiaries. Set forth in Schedule 4.l(W) is a list of all insurance policies maintained by or for the benefit of MVBI or its Subsidiaries or their respective directors, officers, employees or agents.

          (X) BOOKS AND RECORDS. All books of account, minute books, stock record books and other records of MVBI and all of its Subsidiaries, all of which have been made available to HBI, are complete and correct in all Material respects and since January 1, 1995 have been maintained in accordance with the laws of the State of Arkansas for banks, bank holding companies, and corporations, and applicable rules and regulations promulgated thereunder and in accordance with sound business practices. The minute books of MVBI and its Subsidiaries contain accurate and complete summary of all Material actions taken at meetings held of, and corporate action taken by, the shareholders, the Boards of Directors and committees of the Boards of Directors of MVBI or a Subsidiary of MVBI (as applicable) since January 1, 1995, and no meeting of any such shareholders, Boards of Directors or committees has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing Date, all of those books and records shall be in the possession of MVBI and shall be delivered to HBI.

          (Y) TAKEOVER-RELATED PROVISIONS. MVBI and its Subsidiaries have taken all necessary action to exempt (or ensure the continued exemption of) this Agreement and the transactions contemplated by this Agreement from the provisions of any takeover-related provisions of MVBI's and its Subsidiaries' Governing Documents.

          (Z) NO FURTHER ACTION. The Sellers and MVBI and its Subsidiaries have taken all action so that the entering into of this Agreement and the consummation of the transactions contemplated by this Agreement, or any other action or combination of actions, or any other transactions, contemplated by this Agreement do not and will not (1) require a vote of shareholders of MVBI, or (2) result in the grant of any rights to any Person under the Governing Documents of MVBI or its Subsidiaries or under any agreement to which MVBI or any such Subsidiary is a party, or (iii) restrict or impair in any way the ability of any Party to exercise the rights granted under this Agreement.

          (AA) ENVIRONMENTAL MATTERS.

               (1) The Participation Facilities and the Loan/Fiduciary Properties are, and have been, in compliance with all Environmental Laws, except as disclosed on Schedule 4.1(AA)(1).

               (2) There is no investigation or proceeding pending or, to the Sellers' or MVBI's Knowledge, threatened by or before any court, governmental agency or board or other forum in which MVBI or any of its Subsidiaries or any Participation Facility has been, or with respect to threatened investigations or proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or
     (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by MVBI or any of its Subsidiaries or any Participation Facility, except as disclosed in Schedule 4.1(AA)(2).

               (3) There is no investigation or proceeding pending, or to Sellers' or MVBI's knowledge, threatened by or before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or MVBI or any of its Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened investigations or proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property, except for such investigations or proceedings disclosed in Schedule 4.1(AA)(3).

               (4) To the Sellers' and MVBI's Knowledge, there is no reasonable basis for any investigation or proceeding of a type described in subparagraph (2) or (3) of this paragraph (AA), except as has been disclosed in Schedule 4.1(AA)(4).

               (5) To the Sellers' and MVBI's Knowledge, and except as disclosed on Schedule 4.1(AA)(5), during the period of (a) ownership or operation by MVBI or any of its Subsidiaries of any of their respective current properties, (b) participation in the management of any Participation Facility by MVBI or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by MVBI or any of its Subsidiaries, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property that violate Environmental Laws.

               (6) To the Sellers' and MVBI's Knowledge, and except as disclosed on Schedule 4.1(AA)(6), prior to the period of (a) ownership or operation by MVBI or any of its Subsidiaries of any of their respective current properties, (b) participation in the management of any Participation Facility by MVBI or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by MVBI or any of its Subsidiaries, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan Fiduciary Property.

               (7) To the Sellers' and MVBI's Knowledge, and except as disclosed in Schedule 4.1(AA)(7), no underground storage tanks are located on any property of MVBI or any of its Subsidiaries or any Loan/Fiduciary Property.

               (8) To the Sellers' and MVBI's Knowledge, and except as disclosed in Schedule 4.1(AA)(8), neither MVBI's nor any of its Subsidiaries' facilities have building components containing friable asbestos.

          (BB) TAX RETURNS. Except as disclosed in Schedule 4.1(BB), (1) all reports and returns with respect to Taxes that are required to be filed by or with respect to MVBI or its Subsidiaries, including consolidated federal income tax returns of MVBI and BMV (collectively, the "Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, for periods ended on or prior to the most recent fiscal year-end, and such Tax Returns were true, complete and accurate in all Material respects, (2) all Taxes shown to be due on the Tax Returns have been paid in full, (3) the Tax Returns have not been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material effect on MVBI or its Subsidiaries, except as reserved against in the Financial Reports of MVBI, and (6) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of MVBI or its Subsidiaries.

          (CC) ACCURACY OF INFORMATION. The statements with respect to MVBI and its Subsidiaries contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of Sellers or MVBI pursuant to the terms of or relating to this Agreement are now, except as specifically noted hereunder, and will be as of the Closing Date true and correct in all Material respects, and do not omit any Material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, now and as of the Closing Date, not misleading.

          (DD) DERIVATIVES CONTRACTS. Neither MVBI nor any of its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes disclosed in Schedule 4.1(DD).
Schedule 4.1(DD) includes a list of any assets of MVBI or its Subsidiaries that are pledged as security for each such Derivatives Contract.

          (EE) ACCOUNTING CONTROLS. Each of MVBI and its Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances that (1) all Material transactions are executed in accordance with management's general or specific authorization in all material respects, (2) all Material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP in all material respects, and to maintain proper accountability for items, (3) access to the Material property and assets of MVBI and its Subsidiaries is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

          (FF) COMMITMENTS AND CONTRACTS. Neither MVBI nor any of its Subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

               (1) except as disclosed in Schedule 4.1(FF)(1), any employment Contract or understanding (including any understandings or obligations with respect to severance or termination pay Liabilities or fringe benefits) with any present or former officer, director or employee (other than those which are terminable at will by MVBI or any such Subsidiary without any obligation on the part of MVBI or any such Subsidiary to make any payment in connection with such termination);

               (2) except as disclosed in Schedule 4.1(FF)(2), any Contract, commitment, or understanding with any Person related to or under the Control of any present or former officer, director, or employee of MVBI or any of its Subsidiaries, to the extent that such Contract, commitment or understanding Materially impacts the financial condition of any of MVBI or its Subsidiaries;

               (3) except as disclosed in Schedule 4.1(FF)(3), any real or personal property lease with annual rental payments aggregating $50,000 or more; or

               (4) except as disclosed in Schedule 4.1(FF)(4), any Material Contract with any Affiliate.

          (GG) CLAIMS OF OFFICERS, DIRECTORS, AND EMPLOYEES. Except as disclosed on Schedule 4.1(GG), no officer or director of MVBI or BMV has any claims against MVBI or any of its Subsidiaries, other than for their regular accrued but unpaid salary and/or director's fee. Except as disclosed on Schedule 4.1(GG), there are no outstanding or, to Knowledge of MVBI, potential claims by a present or former employee against MVBI or any of its Subsidiaries under federal or state law, under any employment agreement, or otherwise, other than for wages, salary, or overtime pay owed in respect of the current pay period, or vacation or sick pay or time off owed in respect of the current fiscal year.

          (HH) DISCLOSURE. Matters disclosed by MVBI or Sellers on a Schedule to this Agreement shall be a disclosure for each other Schedule to which such matter reasonably pertains and for all other purposes of this Agreement.

          (II) DISCLAIMER. THE PARTIES HERETO AGREE THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING THE SCHEDULES HERETO, MVBI AND SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED.

     4.2. REPRESENTATIONS AND WARRANTIES OF HBI. HBI hereby represents and warrants to MVBI now and as of the Closing Date as follows:

          (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to HBI are true and correct.

          (B) ORGANIZATION, STANDING AND AUTHORITY. Each of HBI, the HBI Banks, and any other Subsidiary of HBI is in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material effect on it. All of such jurisdictions are set forth on Schedule 4.2(B). Each of HBI, the HBI Banks, and any other Subsidiary of HBI has in effect all federal state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

          (C) SHARES. The outstanding shares of HBI and its Subsidiaries' capital stock are validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights. Except as disclosed in Schedule 4.2(C), there are no shares of capital stock or other equity securities of HBI or its Subsidiaries outstanding and no outstanding Rights with respect thereto.

          (D) HBI SUBSIDIARIES. HBI has disclosed in Schedule 4.2(D) a list of all of its Subsidiaries, and the number of authorized, issued, and outstanding shares of each class of stock and the percentages of ownership of HBI or an HBI Subsidiary. No equity securities of any of its Subsidiaries are or may become required to be issued (other than to HBI or one of its Subsidiaries) by reason of any Rights with respect thereto. There are no Contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise issue any shares of such Subsidiary's capital stock, and there are no Contracts, commitments, understandings or arrangements relating to the rights of HBI or its Subsidiaries, as applicable, to vote or to dispose of such shares. All of the shares of capital stock of each of its Subsidiaries held by HBI or one of its Subsidiaries are fully paid and non-assessable and are owned by HBI or one of its Subsidiaries free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance. Each of its Subsidiaries is in good standing under the laws of the jurisdiction in which it is incorporated or organized. Except as disclosed in Schedule 4.2(D), HBI does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any corporation, bank, partnership, joint venture, business trust, association or other organization.

          (E) CORPORATE POWER. Each of HBI and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its Material properties and assets.

          (F) CORPORATE AUTHORITY. This Agreement, and each of the HBI obligations set forth herein, has been authorized by all necessary corporate action of HBI and this Agreement is a valid and binding agreement of HBI, enforceable against HBI in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (G) NO DEFAULTS. Subject to the required regulatory approvals referred to in Section 6.1, and any required filings under federal and state securities laws, and except as disclosed in Schedule 4.2(G), the execution, delivery and performance of this Agreement and the consummation by HBI of the transactions contemplated by this Agreement do not and will not Materially (1) constitute a breach of, or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of HBI or to which HBI or its properties is subject or bound, or (2) constitute a breach of, or violation of, or a default under, the Governing Documents of HBI, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.

          (H) HBI FINANCIAL REPORTS. Except as disclosed in Schedule 4.2(H), the Financial Reports of HBI: (1) did not and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not Materially misleading; (2) each of the balance sheets in or incorporated by reference into the

Financial Reports (including the related notes and schedules thereto) are correct, complete, and in accordance with the books and records of and fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date; (3) each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in the Financial Reports (including any related notes and schedules thereto) are correct, complete, and in accordance with the books and records of and fairly presents and will fairly present the results of operations, changes in shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein; and (4) in each case in accordance with GAAP during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments, related notes and schedules in the case of unaudited statements.

          (I) REPORTS. Since January 1, 2002 each of HBI and the HBI Banks has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (1) the Arkansas State Bank Department, (2) the FDIC, (3) the Federal Reserve Board, and (4) any other Regulatory Authorities or other governmental authority having jurisdiction with respect to HBI and its Subsidiaries. As of their respective dates (and subject to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all Material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not Materially misleading.

     Notwithstanding the foregoing, HBI makes no warranty under this Section 4.2(I) as to reports, statements, or related amendments made by an HBI Bank, other than First State Bank, prior to the date of its acquisition by HBI.

          (J) ACCURACY OF INFORMATION. The statements with respect to HBI contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of HBI pursuant to the terms of or relating to this Agreement are now, except as specifically noted hereunder, and as of the Closing Date true and correct in all Material respects and do not omit any Material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, now and as of the Closing Date, not misleading.

          (K) BROKERS AND FINDERS. Except as set forth in Schedule 4.2(J), neither HBI and any HBI Subsidiary, nor any of their respective officers, directors or employees has employed any broker or finder, or agreed to pay any fees to any director or former director or incurred any Liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder, or director or former director of HBI, has acted directly or indirectly for HBI, or any HBI Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

          (L) DISCLOSURE. Matters disclosed by HBI on a Schedule to this Agreement shall be a disclosure for each other Schedule to which such matter reasonably pertains and for all other purposes of this Agreement.

          (M) DISCLAIMER. THE PARTIES HERETO AGREE THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING THE SCHEDULES HERETO, HBI MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED.

                              ARTICLE V. COVENANTS

     The Sellers and MVBI hereby covenants to HBI, and HBI hereby covenants to the Sellers and MVBI, as applicable, that:

     5.1. BEST EFFORTS. Each Party shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Acquisition by October 1, 2005, (the "Termination Date"), and otherwise to enable consummation of Acquisition, and shall cooperate fully with the Party to that end (it being understood that a re-solicitation of proxies as a consequence of an HBI Transaction shall not violate this covenant).

     5.2. PUBLICITY. The Parties agree that (a) no communication of any kind, whether written, electronic, or oral, to the shareholders of MVBI or HBI, to the public media, or otherwise, regarding the Agreement, shall be made without the express prior written consent of the authorized officers of HBI and MVBI, and
(b) the contents of any such communication shall conform in all respects, whether written, electronic or oral, to the language agreed upon between the Parties; provided, however, if HBI or MVBI is required by federal or state securities laws or otherwise to make disclosure of certain matters or take other action which would otherwise be covered by the terms of this section, it may make such disclosure or communication without the express prior written consent of the other Party, after first giving the other Party what the disclosing Party, in the exercise of its judgment, determines to be reasonable prior notice of such disclosure or communication.

     5.3. ACCESS; DUE DILIGENCE INFORMATION; CONFIDENTIALITY.

          (A) Upon reasonable notice, MVBI shall afford HBI and its officers, employees, counsel, accountants and other authorized representatives, full access, during normal business hours throughout the period up to the Closing Date, to all of MVBI's and its Subsidiaries' respective properties, books, Contracts, commitments and records of MVBI or its Subsidiaries and shall furnish or cause to be furnished all such information as HBI may reasonably request.

          (B) HBI agrees to complete its due diligence review by the fifteenth
(15th) Business Day after the execution of this Agreement and to notify Sellers' Representatives in writing whether its review was satisfactory or unsatisfactory within five (5) Business Days thereafter. Failure of HBI to provide this notification in the time and manner required shall result in HBI not having any right of termination under Section 7.1(D).

          (C) HBI, MVBI, Sellers and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith in accordance with the terms of the Mutual Confidentiality and Non-Disclosure Agreement executed between the Parties on December 2, 2004, which is incorporated herein by reference and made a part hereof. The provisions of the Mutual Confidentiality and Non-Disclosure Agreement shall survive the termination of this Agreement indefinitely.

          (D) Each Party furnishing information to the other Party pursuant to this Agreement (the "Disclosing Party") shall furnish promptly (and cause its accountants and other agents to furnish promptly) to the other Party (the "Requesting Party") a copy of each Material report, schedule and other document filed by the Disclosing Party with any Regulatory Authority or other governmental authority, and upon reasonable notice given by the Requesting Party, any other information regarding the business, properties, and personnel of the Disclosing Party as the Requesting Party may reasonably request, provided that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify or waive any representation or warranty made by the Disclosing Party in this Agreement or the conditions to the obligations of the Disclosing Party to consummate the transactions contemplated by this Agreement.

     5.4. SOLE AGREEMENT TO SELL. Without the prior written consent of HBI and so long as this Agreement is not terminated, the Sellers shall not, and shall cause MVBI and its Subsidiaries not to, and MVBI and its Subsidiaries shall not, solicit, initiate or encourage inquiries or proposals with respect to, or furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, MVBI or any of its Subsidiaries or any merger or other business combination with MVBI or any of its Subsidiaries other than as contemplated by this Agreement. Sellers and MVBI shall instruct MVBI and its Subsidiaries' officers, directors, agents, advisors and Affiliates to refrain from doing any of the foregoing and shall notify HBI immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, MVBI or any of its Subsidiaries.

     5.5. NO RIGHTS TRIGGERED. Except for those consents of Third Parties disclosed on Schedule 4.1(G) and consents disclosed on Schedule 4.1(K), the Sellers and MVBI shall take all necessary steps to ensure that the entering into of this Agreement and the consummation of the transactions contemplated by this Agreement and any other action or combination of actions contemplated by this Agreement, do not and will not (A) result in the grant of any Rights to any Person under the Governing Documents of MVBI or under any agreement to which MVBI or any of its Subsidiaries is a Party, or (B) restrict or impair in any way the ability of HBI to exercise the rights granted under this Agreement.

     5.6. REGULATORY APPLICATIONS. HBI shall (A) promptly prepare and submit applications to the appropriate Regulatory Authorities for approval of the Acquisition, and (B) promptly make all other appropriate filings to secure all other approvals, consents and rulings that are necessary for the consummation of the Acquisition by HBI. HBI will provide drafts of such applications to Sellers Representatives for review and approval by Sellers Representatives prior to submission to the Regulatory Authorities. Sellers Representatives will promptly review such drafts and advise HBI of objections, if any, and HBI will work cooperatively and in good faith to resolve any such objections prior to submitting such applications.

     5.7. REGULATORY DIVESTITURES. No later than the Closing Date, MVBI shall cease engaging in such activities as HBI shall advise MVBI in writing are not permitted to be engaged in by HBI under applicable law following the Closing Date and, to the extent required by any Regulatory Authority as a condition of approval of the transactions contemplated by this Agreement, MVBI shall divest any Subsidiary engaged in activities or holding assets that are impermissible for HBI, on terms and conditions agreed to by HBI; provided, however, that prior to MVBI taking such action, HBI shall certify that the conditions of Sections
6.1 and 6.2 to HBI's obligations to consummate the transactions contemplated by this Agreement have been satisfied or waived.

     5.8. CURRENT INFORMATION.

          (A) During the period from the date of this Agreement to the Closing Date, Sellers' Representatives and HBI shall confer on a regular and frequent basis with the other. In addition, HBI shall be entitled to have its representatives attend all meetings of the boards of directors of MVBI and BMV, as well as all committees of MVBI and BMV, and MVBI and BMV shall provide notice to HBI at least two (2) days in advance of all of such meetings.

          (B) Each of MVBI and HBI shall promptly notify the other of (1) any Material change in the business or operations of it or its Subsidiaries, (2) any Material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority or other governmental authority relating to it, or as applicable its Subsidiaries, (3) the initiation or threat of Material litigation involving or relating to it or its Subsidiaries, or (4) any Material event or condition.

     5.9. DIRECTOR AND OFFICER LIABILITY INSURANCE. Prior to the Closing Date, MVBI may obtain and prepay, at Sellers' expense, "tail" coverage on director and officer liability insurance for a period of three (3) years following the Closing Date, with policy limits not in excess of $2,000,000 per occurrence, on each person serving as an officer or director of MVBI and each MVBI Subsidiary immediately prior to the Closing Date against all damages, Liabilities, judgments, and claims (and related expenses, including reasonable attorney fees and amounts paid in settlement) with respect to acts or omissions of such officers and directors based upon or arising from his or her capacity as an officer or director of MVBI or a MVBI Subsidiary, occurring on or prior to the Closing Date.

     5.10. SHORT-YEAR TAX RETURN. Upon the earlier of (i) the date MVBI terminates it subchapter S corporation status or (ii) the Closing Date (the "Sub S Termination Date"), the books and records of MVBI shall be closed and a short-year return (the "Short-Year Return") shall be prepared for MVBI. Notwithstanding any provisions of this Agreement to the contrary, HBI consents to the termination of the subchapter S corporation status of MVBI and its Subsidiaries at any time prior to the Closing Date, as solely determined by Sellers. After the Closing Date, HBI shall thereafter operate the business in whatever form so chosen by HBI. MVBI's accountant shall after the Sub S Termination Date determine MVBI's income for the


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

period from January 1, 2005, to the Sub S Termination Date and allocate the income to each of the Sellers by preparation of a federal Form 1120S with attached Forms K-1. An Arkansas Form AR 1100S shall likewise be prepared for MVBI for such period. Sellers and MVBI represent and warrant to HBI that such Short-Year Return shall be true, complete and accurate in all Material respects and that all Taxes shown to be due on the Short-Year Return shall be paid in full.

     5.11. BMV DEFINED BENEFIT PLAN. HBI and MVBI agree that, on the Closing Date, the BMV defined benefit pension plan will be frozen and all benefits accrued under the plan will become fully vested. Following the Closing (the time and manner to be determined by HBI it its sole discretion), the plan will be terminated and distributed according to the terms of the plan. Sellers shall fully fund such plan on or before the Closing Date, and such funding shall not reduce or otherwise be taken into account in calculating the MVBI Earnings or the 50% of such MVBI Earnings due to HBI at Closing.

     5.12. MVBI INVESTMENT PORTFOLIO. If, under GAAP, the investment portfolio of MVBI should be adjusted for an impairment, whether or not such adjustment would be required to be reflected in MVBI's financial statements, MVBI shall make such adjustment at or prior to the Closing and such adjustment shall be taken into account in calculating the MVBI Earnings the 50% of such MVBI Earnings due to Sellers and the 50% of such MVBI Earnings to be retained by HBI at Closing.

     5.13. CONTINUED PARTICIPATION OF HINKLE AND SUTTON.

          (A) Hinkle and Sutton currently serve on the board of directors and the loan committee of BMV. Following the Closing, Hinkle and Sutton will continue to serve at the pleasure of HBI (i) as members of the BMV board of directors and on the BMV loan committee, and (ii) in such other board or committee capacities with BMV and with such duties on such BMV boards and committees as HBI may designate, and each agrees to resign from such board or committee positions or other capacities immediately if so requested by HBI. For each month in which Hinkle or Sutton serve BMV in one or more of these capacities, BMV will pay to the person so serving a monthly fee of Two Thousand and No/100 Dollars ($2,000.00).

          (B) While thus employed by BMV, the services to be provided by Hinkle shall include the continued management of BMV's current airplane loan portfolio by Hinkle.

          (C) Hinkle and Sutton shall be entitled to the following benefits while a director or committee member or employed by BMV in any capacity without expense to Hinkle or Sutton: (i) continued use of each of their current offices (and parking spaces) located at BMV; (ii) administrative assistance provided by the staff currently assigned to them on the date of this Agreement (or a replacement thereof), subject to the willingness of such staff members to remain in the employ of BMV; (iii) the continued use of the vehicle currently provided to Hinkle at the date of execution of this Agreement; and (iv) health benefits equivalent to the benefits currently available to them at the date of execution of this Agreement. HBI acknowledges that Sutton is not currently provided health insurance benefits by BMV and agrees that Sutton shall be provided such benefits without charge to Sutton at Sutton's request. In the event Hinkle or Sutton are no longer providing services to BMV, BMV shall provide COBRA coverage for the period required by law without the requirement that Hinkle or Sutton pay for such benefits and coverage.

          (D) On or before the Closing Date, Hinkle shall be entitled to purchase from BMV the 2003 Lexus GX-470 at its book value.

     5.14. MOUNTAIN VIEW AVIATION, LLC. Mountain View Aviation, LLC, the wholly-owned subsidiary of BMV, owns as its sole assets (i) a King Air 200 airplane and (ii) cash. The parties agree that on or before June 30, 2005 (a) BMV shall write down or reduce the value of this airplane on its books to $250,000 and (b) the Sellers (or one or more of them) shall purchase all of the Membership Units of Mountain View Aviation, LLC owned by BMV for $250,000; provided that prior to such purchase all cash of Mountain View Aviation, LLC shall be distributed to BMV. The loss, if any, recognized by BMV on such write down shall not be taken into account for purposes of determining the MVBI Earnings and the division of such Earnings by Sellers and HBI. Title to the Membership Units and the airplane shall be transferred to the purchaser(s) free and clear of any lien or encumbrance.

     5.15. REAL PROPERTIES OF MVBI. Except for the real property described on
Schedule 5.15, all real property owned by MVBI or its Subsidiaries as of the date of this Agreement shall remain an asset of MVBI following the Closing. The parties agree that the Sellers (or any one of them) shall purchase the real property described in Schedule 5.15 at or prior to the Closing for one dollar ($1). Title to such property shall be transferred to such purchaser(s) by general warranty deed and free and clear of any lien or encumbrance.

     5.16. RESERVATION OF RIGHT TO REVISE TRANSACTION. In its sole discretion, and notwithstanding any other provision in this Agreement to the contrary, HBI may at any time change the method of effecting the Acquisition by requiring MVBI to pay a dividend to Sellers, which dividend shall be deemed a dollar for dollar payment of the Cash Consideration; provided, however, that (A) the payment of such dividend shall have received Regulatory Approval; (B) the payment of such dividend to Sellers shall be a "qualified dividend" for purposes of the Internal Revenue Code of 1986 (as determined by Sellers) and (C) no delay caused by such a change shall be the basis upon which HBI terminates this Agreement pursuant to
Section 7.1(B). If HBI elects to change the method of acquisition, MVBI and Sellers will cooperate with and assist HBI with any necessary amendment to this Agreement, and with the preparation and filing of such applications, documents, instruments and notices as may be necessary or desirable, in the opinion of counsel for HBI, to obtain all necessary shareholder approvals and approvals of any regulatory agency, administrative body or other governmental entity.

              ARTICLE VI. CONDITIONS TO CONSUMMATION OF THE MERGER

     6.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligation of the Sellers and HBI to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

          (A) REGULATORY APPROVALS. The Parties shall have procured all necessary regulatory consents and approvals by the appropriate Regulatory Authorities, and any waiting periods relating thereto shall have expired; provided, however, that no such approval or consent shall have imposed any condition or requirement which cannot be satisfied through the rights granted in
Section 5.7 of this Agreement.

          (B) NO PENDING OR THREATENED CLAIMS. No claim, action, suit, investigation or other proceeding shall be pending or threatened in writing before any court or governmental agency which presents a Material risk of the restraint or the prohibition of the transactions contemplated by this Agreement or the obtaining of Material damages or other relief in connection therewith.

          (C) NO INJUNCTION. There shall not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated by this Agreement.

          (D) SCHEDULES AND EXHIBITS. Each Party responsible for Schedules or Exhibits to be attached hereto shall provide such Schedule or Exhibit to the other Party for their review not less than fifteen (15) Business Days from the execution of this Agreement. The Party receiving such Schedules and Exhibits shall have five (5) Business Days within which to object (the "Objecting Party"), in writing, to all or part of the Schedules or Exhibits submitted. If the receiving Party does not object within such five Business Days period, that Party shall be deemed to have waived any objection thereto, and this Agreement shall remain in full force and effect as if the Schedules and Exhibits were attached at the time of execution of this Agreement. The Parties shall use their best efforts to resolve any objections of an Objecting Party within ten (10) Business Days and if not so resolved to the satisfaction of the Objecting Party, the Objecting Party may terminate this Agreement pursuant to Section 7.1.

     6.2. CONDITIONS TO OBLIGATIONS OF HBI. Unless waived in writing by HBI, the obligations of HBI to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (A) PERFORMANCE. Each of the acts, undertakings, and covenants and other agreements of the Sellers and MVBI to be performed at or before the Closing Date shall have been duly performed, and the Sellers and MVBI shall not have breached any of their covenants and other agreements set forth herein.

          (B) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers and MVBI contained in this Agreement shall be true and correct, in all Material respects, on and as of the Closing Date with the same effect as though made on and at the Closing Date, except for any such representations and warranties that specifically relate to an earlier date, which shall be true and correct as of such earlier date.

          (C) CERTIFICATES. In addition to the documents described elsewhere in this Agreement, HBI shall have received the following documents and instruments:

               (i) A certificate signed by the Secretary or Assistant Secretary of MVBI certifying that: (A) MVBI's Board of Directors has duly adopted a resolution (a copy of which shall be attached to such certificate) authorizing MVBI to enter into this Agreement and certifying that such resolution has not been amended and remain in full force and effect; (B) each person executing this Agreement on behalf of MVBI is an officer of MVBI, holding the office or offices specified therein, with full power and authority to execute this Agreement and any and all other documents in connection with the Agreement, and the signature of each person on such documents is his or her genuine signature; and (C) the Governing Documents of MVBI (copies of which shall be attached to such certificate) remain in full force and effect;

               (ii) A certificate signed by the Sellers' Representatives and the President and Chief Financial Officer of MVBI dated the Closing Date stating that the conditions set forth in Sections 6.2(A), 6.2(B) and 6.2(E) of this Agreement have been satisfied as of the Closing Date; and

               (iii) For any Seller that is not a natural person, a certificate signed by the officer or representative of such Seller stating that such representative is duly authorized to sign this Agreement on behalf of such Seller in the capacity stated herein, and stating the basis for such authority.

          (D) LEGAL OPINION. HBI shall have received a legal opinion, dated the Closing Date, from Baxter & Jewell, P.A., in substantially the form of EXHIBIT A.

          (E) NO MATERIAL CHANGE. During the period from December 31, 2004 to the Closing Date, no Material change in the business, property, assets (including loan portfolios), Liabilities, prospects, operations, liquidity, income or condition (financial or otherwise) of MVBI and/or BMV shall have occurred.

          (F) DESTRUCTION OF PROPERTY. Between the date of this Agreement and the Closing Date, there shall have been no damage to or destruction of real property, improvements or personal property of MVBI or BMV which Materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same, that might have a Material impact upon the operations, business, future operations, or prospects of MVBI or BMV; provided, however, in the event there is insurance coverage to repair or replace the affected real or personal property, such damage or destruction shall not result in, or deemed to result in, a Material impact or Material reduction in market value.

          (G) INSPECTIONS PERMITTED. Between the date of this Agreement and the Closing Date, MVBI shall have afforded HBI and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, Contracts, documents, loan files and other information of or relating to MVBI and BMV. MVBI and BMV shall have caused all MVBI and BMV personnel to provide reasonable assistance to HBI in its investigations of all matters related to MVBI and BMV.

          (H) OTHER BUSINESS COMBINATIONS, ETC. Other than as contemplated hereunder, subsequent to the date of this Agreement, neither the Sellers, MVBI nor BMV shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which the Sellers would sell the MVBI Stock or MVBI and BMV would merge, consolidate with, effect a business combination with, or sell any substantial part of MVBI's or BMV's assets; acquire a significant part of the share of assets of any other person or entity (financial or otherwise); or adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, or any "golden parachute" or similar program which would have the effect of Materially decreasing the value of MVBI or BMV or the benefits of acquiring MVBI Stock.

          (I) MAINTENANCE OF CERTAIN COVENANTS. At the Closing Date: (i) neither MVBI nor BMV shall have issued or repurchased from the date hereof any additional equity or debt securities, or any rights to purchase or repurchase such securities (therefore, there shall be not more than the number of shares of MVBI Stock set forth in the Recitals of this Agreement validly issued and outstanding at the Closing Date); and (ii) from December 31, 2004, there shall have been no extraordinary sale of assets by MVBI or BMV other than those permitted by this Agreement.

          (J) NO LITIGATION. Except as disclosed on Schedule 6.2(K), no action, suit, or other proceeding before any court or any governmental authority pertaining to the transactions contemplated by this Agreement or against the Sellers, MVBI or any of MVBI's Subsidiaries or Materially affecting MVBI or any of its Subsidiaries shall have been instituted or threatened on or before the Closing Date.

          (K) NO ENVIRONMENTAL LIABILITIES. HBI shall not have discovered any material liability relating to the Participating Facilities with respect to environmental matters, such discovery to include, without limitation, at HBI's option and expense, a Phase I environmental site assessment for each Participation Facility. If as a result of a Phase I environmental site assessment, HBI should determine in its reasonable judgment that further testing is required, all such further testing shall be performed at the Sellers' expense.

          (L) COVENANTS NOT TO COMPETE. Each of Hinkle and Sutton shall have executed the Covenants Not To Compete in substantially the form of EXHIBIT B.

     6.3. CONDITIONS TO OBLIGATIONS OF MVBI. Unless waived in writing by the Sellers' Representatives, the obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction of Sellers' Representatives at or prior to the Closing Date of the following conditions:

          (A) PERFORMANCE. Each of the acts, undertakings, and covenants of HBI to be performed at or before the Closing Date shall have been duly performed, and HBI shall not have breached any of its respective covenants and other agreements set forth herein.

          (B) REPRESENTATIONS AND WARRANTIES. The representations and warranties of HBI contained in this Agreement shall be true and correct, in all Material respects, on and as of the Closing Date with the same effect as though made on and at the Closing Date, except for any such representations and warranties that specifically relate to an earlier date, which shall be true and correct as of such earlier date.

          (C) OFFICER'S CERTIFICATE. In addition to the documents described elsewhere in this Agreement, the Sellers' Representatives shall have received the following documents and instruments:

               (i) A certificate signed by the Secretary or Assistant Secretary of HBI certifying that: (A) HBI's Board of Directors has duly adopted a resolution (a copy of which shall be attached to such certificate) approving the substantive terms of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and certifying that such resolutions have not been amended and remain in full force and effect; (B) each person executing this Agreement on behalf of HBI is an officer of HBI, holding the office or offices specified therein, with full power and authority to execute this Agreement and any and all other documents in connection with the Agreement, and the signature of each person on such documents is his or her genuine signature; and (C) the Governing Documents of HBI (copies of which shall be attached to such certificate) remain in full force and effect; and

               (ii) A certificate signed by the President and Chief Financial Officer of HBI dated the Closing Date stating that the conditions set forth in Sections 6.3(A), 6.3(B), and 6.3(E) of this Agreement have been satisfied as of the Closing Date.

          (D) LEGAL OPINION. MVBI shall have received a legal opinion, dated the Closing Date, from Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., in substantially the form of EXHIBIT C.

          (E) NO MATERIAL CHANGE. During the period from December 31, 2004 to the Closing Date, no Material change in the business, property, assets (including loan portfolios), Liabilities, prospects, operations, liquidity, income or condition (financial or otherwise) of HBI shall have occurred.

          (F) NO LITIGATION. Except as disclosed on Schedule 6.3(F), no action, suit, or other proceeding before any court or any governmental authority pertaining to the transactions contemplated by this Agreement or against HBI or any of its Subsidiaries or Materially affecting HBI or any of its Subsidiaries shall have been instituted or threatened on or before the Closing Date.

                            ARTICLE VII. TERMINATION

     7.1. TERMINATION UPON CERTAIN CONDITIONS. In the event of the termination or abandonment of this Agreement pursuant to the provisions of this Section 7.1, the Agreement shall become void and have no force or effect, without any further liability on the part of the Sellers or HBI, MVBI, or their directors or officers or shareholders with respect to this Agreement. This Agreement may be terminated prior to the Closing Date, either before or after receipt of required shareholder approvals, under the following conditions:

          (A) MUTUAL CONSENT. By the mutual consent evidenced by a writing signed by the Sellers' Representatives and HBI;

          (B) DELAY. By either Sellers' Representatives or HBI in the event the Acquisition is not consummated by the Termination Date, unless the failure of the consummation of the transactions to occur shall be due to the failure of the Party seeking to terminate this Agreement to perform its obligations hereunder in a timely manner; provided, however, that neither may terminate the Agreement pursuant to this Section 7.1(B), if such delay results from (a) an HBI Transaction, or any other acquisition or sale transaction, or any offering of securities, in which HBI is involved, or (b) a change in the method of acquisition pursuant to Section 5.16 (provided that if the Acquisition is consummated after the Termination Date as a result of (a) or (b), then, in addition to the MVBI Earnings provided for in Section 2.2, beginning on the Termination Date and thereafter through the Closing Date, Sellers shall receive seventy-five percent (75%) of the earnings of MVBI), and provided, further, that neither the Sellers' Representatives nor HBI may not terminate the Agreement pursuant to this Section 7.1(B) if it is in Material breach of any of the provisions of the Agreement;

          (C) NO REGULATORY APPROVALS. By Sellers' Representatives or HBI, in the event that, absent the Material breach of the terminating party, any of the required regulatory approvals set forth in Section 6.1(A) are denied (or should any such required approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either the Sellers' Representatives or HBI may extend the term of this Agreement for a sixty
(60)-day period to prosecute diligently and overturn such denial provided that such denial has been appealed within fifteen (15) Business Days of the receipt thereof;

          (D) UNSATISFACTORY DUE DILIGENCE. By HBI, if on or before the last date set forth in Section 5.3(B), HBI (i) during the course of its due diligence review discovers events, occurrences or circumstances that, either individually or in the aggregate, would be expected, in the exercise of HBI's reasonable judgment, to cause a Material adverse effect with respect to the financial condition, results of operations, business, future operations or prospects of MVBI or any of its Subsidiaries and (ii) HBI gives written notice to the Sellers' Representatives that HBI is exercising the right of termination pursuant to this Section 7.1(D); or

          (E) SECURITIES LAW EXEMPTION. By HBI, in the event it believes, in the exercise of its or its counsel's reasonable judgment, that the issuance of the HBI Common Stock (1) is not or may not be exempt from registration under the Securities Act or any applicable state securities laws, or (2) would require HBI's registration as a broker-dealer, agent or similar registration under any applicable state securities laws; provided that HBI may only terminate the Agreement pursuant to this subsection (E) by providing notice to MVBI and Sellers on or before July 1, 2005.

          (F) FAILURE TO AGREE ON SCHEDULES. By HBI, Sellers or MVBI if the Parties fail to agree on the Schedules and Exhibits within the time provided in
Section 6.1(D).

          (G) EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to subsections (A) through (E) of this Section 7.1, then each Party shall bear its own fees and expenses (including attorneys fees, consulting fees or accountants fees) incurred in pursuing the transaction contemplated by this Agreement and each Party does fully and forever release, relinquish and discharge the other Party from any and all claims, debts, liabilities, demands, obligations, promises, acts, costs, fees, performance and delivery dates, expenses, attorneys' fees, damages, including, but not limited to consequential, special or punitive damages, loss of profits, loss of benefits, actions and causes of action of whatever kind or nature whether now known or unknown, which a Party has, ever had, or hereafter can, shall or may have against the other Party based on, arising out of, or in connection pursing the transaction contemplated by this Agreement; provided that such release shall not apply to a breach of a Party's obligations pursuant to Section 5.2 and 5.3 of this Agreement.

     7.2. TERMINATION FOR BREACH. This Agreement may be terminated prior to the Closing Date, either before or after receipt of required shareholder approvals, by either Sellers' Representatives or HBI if there has been a Material breach on the part of the other Party of its representations, warranties, covenants, or other agreements set forth herein or in any Schedule or certificate delivered pursuant hereto. The non-breaching Party expressly reserves all rights and remedies available in law or equity if this Agreement is terminated for breach.

                   ARTICLE VIII. SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION

     8.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained in this Agreement and all other terms and conditions hereof shall survive for a period of two (2) years following the Closing Date after which time they shall be of no further force and effect; provided, however, the covenants set forth in Sections 5.3(C), 5.10.
8.2 through 8.5, 9.4, 9.5, 9.6 and 9.12, hereof shall survive indefinitely and the Covenants Not To Compete in Schedule 6.2(L) shall survive for the period stated therein.

     8.2. SELLERS' INDEMNITY. Subject to Section 8.4 hereof, Sellers hereby severally agree to indemnify, defend and hold HBI harmless against, and in respect of, any and all claims, demands, losses, damages and expenses, including, but not limited to, reasonable attorneys' fees (collectively, "Losses"), which HBI shall incur or suffer, which arise, result from, or relate to any default, breach or violation of, or inaccuracy in, or failure by any Seller or MVBI to perform any of their or its representations, warranties, covenants or agreements in this Agreement or in any other instrument furnished or to be furnished under this Agreement.

     8.3. HBI'S INDEMNITY. HBI hereby agrees to indemnify, defend and hold Sellers harmless against, and in respect of, any and all Losses, which Sellers shall incur or suffer, which arise, result from, or relate to any default, breach or violation of, or inaccuracy in or failure by HBI to perform any of its representations, warranties, covenants or agreements in this Agreement or in any other instrument furnished or to be furnished under this Agreement.

     8.4. LIMITATIONS.

          (A) No Party shall be liable for any claim for indemnification hereunder unless written notice of a claim for indemnification is delivered by the Party seeking indemnification to the Party from whom indemnification is sought with respect to any such breach before the applicable survival date specified in Section 8.1 hereof (in which case such indemnification obligation shall survive the time at which it would otherwise terminate pursuant to Section 8.1). All notices given pursuant to Sections 8.2 through 8.5 shall set forth with reasonable specificity the basis for such claim for indemnification.

          (B) Notwithstanding anything in this Agreement to the contrary:

               (1) Except with respect to indemnification obligations under this
Article XIII, neither Party shall assert any claim against the other for indemnification hereunder with respect to any breach of such warranties or representations unless and until the amount of such claim or claims shall exceed $25,000 calculated on a cumulative basis and not a per item basis, and then only in respect to the excess over said amount; and

               (2) Neither Party shall be entitled to recover from the other an amount greater than $17,500,000 with respect to all claims for indemnity or damages whether such claims are brought under this Article XIII or otherwise.

     8.5. DEFENSE OF THIRD PARTY CLAIMS. The obligations of Sellers, MVBI, and HBI with respect to their respective indemnities hereunder resulting from any claim or other assertion of liability by third parties (hereinafter collectively, "Third Party Claim(s)"), shall be subject to the following terms and conditions:

          (A) The Party seeking indemnification (the "Indemnified Party") shall give written notice of any such Third Party Claim to the Party from whom identification is sought (the "Indemnifying Party") within a reasonable time after the Indemnified Party receives notice thereof; provided, however, the failure to give notice timely shall not affect the Indemnifying Party's obligation hereunder except to the extent that such failure prejudices the Indemnifying Party or its ability to defend such Third Party Claims.

          (B) The Indemnifying Party shall have the right to undertake, at its own expense, with counsel or other representatives of its own choosing and reasonably acceptable to the Indemnified Party, the defense or settlement of any such Third Party Claim.

          (C) In the event that the Indemnifying Party shall have the right to undertake the defense of any Third Party Claim, but shall fail to notify the Indemnified Party within ten (10) Business Days of receipt of the notice that it has elected to undertake such defense or settlement, or if at any time the Indemnifying Party shall otherwise fail to diligently defend or pursue settlement of such claim, then the Indemnified Party shall have the right to undertake the defense, compromise, or settlement of such claim, subject to subsection 8.5(D), with counsel reasonably acceptable to the Indemnifying Party.

          (D) Neither Party shall settle any Third Party Claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. In the event the Indemnifying Party submits to the Indemnified Party a bona fide settlement offer from the third party claimant of any Third Party Claim (which settlement offer shall include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim) and the Indemnified Party refuses to consent to such settlement, then thereafter the Indemnifying Party's liability to the Indemnified Party for indemnification hereunder with respect to such Third Party Claim shall not exceed the settlement amount included in said bona fide settlement offer, and the Indemnified Party shall either assume the defense of such Third Party Claim or pay the Indemnified Party's attorney fees and other out-of-pocket costs incurred thereafter in continuing the defense of such claim.

          (E) Regardless of which Party is conducting the defense of any such Third Party Claim, the other Party, with counsel or other representatives of its own choosing and at its sole cost and expense, shall have the right to consult with the Party conducting the defense of such claim and its counsel or other representatives concerning such claim and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such claim, and the Party conducting the defense of any such claim and its counsel shall in any case keep the other Party and its counsel (if any) fully informed as to the status of any claim and any matters relating thereto. Each Party shall provide to the other Party such records, books, documents and other materials as shall reasonably be necessary for such Party to conduct or evaluate the defense of any Third Party Claim and will generally cooperate with respect to any matters relating thereto.

          (F) Any amount of an Indemnified Party's indemnification costs that become due with respect to Third Party Claims, whether or not through settlement or adjudication, including periodic costs to defend any claim or demand, shall be paid promptly by the Indemnifying Party within thirty (30) days after written demand therefor.

                           ARTICLE IX. OTHER MATTERS

     9.1. WAIVER; AMENDMENT. Prior to the Closing Date, any provision of this Agreement may be (A) waived in writing by the Party benefited by the provision, or (B) amended or modified at any time (including the structure of the transactions contemplated by this Agreement) by an agreement in writing among the Sellers' Representatives, MVBI and HBI. Nothing contained in this Section
9.1 is intended to modify HBI's rights pursuant to Section 5.16.

     9.2. COUNTERPARTS. This Agreement may be executed in one or more facsimile counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart has been signed by each Party.

     9.3. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Arkansas, except as federal law may be applicable.

     9.4. EXPENSES. Each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement. Notwithstanding, HBI agrees that BMV may pay the fees and expenses of Baxter & Jewell, P.A. incurred by Sellers,

MVBI and BMV and billed prior to the Closing for services with respect to the Acquisition, including reasonable estimated fees for post-Closing services rendered related to the Acquisition.

     9.5. NOTICES. All notices, demands, and requests given or required to be given by one Party to the other Parties shall be in writing. All such notices, demands, and requests shall be deemed to have been properly given if served in person, sent by telefacsimile (and receipt confirmed) or by prepaid nationally recognized overnight delivery service providing proof of delivery, addressed as follows:

If to HBI, to                   Home BancShares, Inc.
                                719 Harkrider
                                Conway, Arkansas  72032
                                Attn: Ron Strother, President
                                Fax: (501) 329-2991

With a copy to:                 Mitchell Williams Selig Gates
                                & Woodyard, P.L.L.C.
                                425 W. Capitol Avenue, Suite 1800
                                Little Rock, Arkansas 72201
                                Attn: John S. Selig, Esq.
                                Fax: (501) 918-7804

If to Sellers' Representatives: James G. Hinkle
                                855 Woodland Hills
                                Mountain View, AR 72560
                                Fax: (870) 269-4601
                                Kenneth W. Sutton
                                505 South Bayou
                                Mountain View, AR 72560
                                Fax: (870) 269-6011

With a copy to:                 Baxter & Jewell, P.A.
                                1 Information Way, Suite 210
                                Little Rock, Arkansas 72202
                                Attn: Samuel R. Baxter, Esq.
                                Fax: (501) 664-9559

If to MVBI, to:                 Mountain View Bancshares, Inc.
                                121 Main Street
                                Mountain View, Arkansas 72560-1228
                                Attn: James G. Hinkle, President
                                Fax: (870) 269-2899

With a copy to:                 Baxter & Jewell, P.A.

                                1 Information Way, Suite 210
                                Little Rock, Arkansas 72202
                                Attn: Samuel R. Baxter, Esq.
                                Fax: (501) 664-9559

     Notices, demands and requests sent pursuant to this section shall be deemed to be received (A) on the date of delivery if received by telefacsimile (and receipt confirmed) or by person and, (B) on the next Business Day if sent by prepaid overnight delivery service.

     9.6. SELLERS' REPRESENTATIVES - APPOINTMENT OF AGENT.

          (A) The Sellers make, constitute and appoint Hinkle and Sutton their true and lawful agents and attorneys-in-fact (the "Sellers' Representatives") and authorize and empower them, acting jointly, to fulfill the role of Sellers' Representatives hereunder; provided however, that in the event of death, resignation, unavailability or incapacity of Hinkle or Sutton the other shall act as the sole Sellers' Representative in his place unless the Sellers provide HBI unanimous written instructions to the contrary.

          (B) The Sellers' Representatives are hereby fully authorized by the Sellers for them and in their names (i) to receive all notices and other communications directed to Sellers under this Agreement and (ii) to take any action (or to determine to take no action), with respect thereto as they may deem appropriate as effectively as the Sellers could act themselves, including, without limitation, the settlement or compromise of any dispute or controversy, to consummate the sale of the MVBI Stock as provided in this and accompanying agreements in connection therewith, but without limitation, to execute all documents, make all applications, provide and verify any information and data, deliver and update all instruments, schedules, and other matters required, contemplated or which might become necessary in order to consummate the sale of the MVBI Stock as herein contracted, including the execution and delivery of all documents, instruments and certificates at Closing.

          (C) The appointment of the Sellers' Representatives shall be deemed coupled with an interest and shall be irrevocable, and HBI and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Sellers' Representatives as the act of Sellers in all matters referred to in this Agreement. Each Seller hereby ratifies and confirms all that the Sellers' Representatives shall do or cause to be done by virtue of their appointment as Sellers' Representatives of such Seller. The Sellers' Representatives shall act for Sellers on all of the matters set forth in this agreement in the manner the Sellers' Representatives believes to be in the best interest of the Sellers and consistent with their obligations under this Agreement.

          (D) Each Seller hereby expressly acknowledges and agrees that the Sellers' Representatives are authorized to act on behalf of such Seller notwithstanding any dispute or disagreement among the Sellers, and that HBI shall be entitled to rely on any and all action taken by the Sellers' Representatives under this Agreement without liability to, or obligation to inquire of, any of the Sellers. Upon receipt of any writing which reasonably appears to have been signed by the Sellers' Representatives, HBI may act upon the same without any further duty of inquiry as to the genuineness of the writing.

          (E) EACH SELLER INTENDS THAT THE AUTHORITY AND AGENCY OF THE SELLERS' REPRESENTATIVES UNDER THIS SECTION 9.6 SHALL BE IRREVOCABLE AND SHALL NOT TERMINATE AS A RESULT OF THE TERMINATION OF ANY TRUST OR CHANGE OF TRUSTEE THEREOF.

     9.7. TIME IS OF THE ESSENCE. The Parties hereto agree that time is of the essence with respect to the Closing Date and each and every condition and covenant contained herein.

     9.8. ASSIGNMENT. The assignment of this Agreement by a Party without the express written consent of the other Parties hereto shall be void; provided, however, that this Section 9.8 is not intended to modify HBI's rights pursuant to Section 5.16.

     9.9. BINDING EFFECT. This Agreement shall be binding upon the Parties and their respective successors and assigns.

     9.10. SEVERABILITY. The holding of any provision of this Agreement invalid, illegal, or unenforceable, in whole or in part, shall not affect the other provisions of this Agreement, which shall remain in full force and effect.

     9.11. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement and the Mutual Confidentiality and Non-Disclosure Agreement represent the entire understanding of the Parties with reference to transactions contemplated by this Agreement and supersede any and all other oral or written agreements previously made. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the Parties any rights, remedies, obligations or Liabilities under or by reason of this Agreement.

     9.12. ENFORCEMENT PROCEEDINGS. The Parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action or proceeding in connection with the enforcement of this Agreement, the prevailing Party will be entitled to reimbursement of its reasonable attorneys' fees and expenses from the non-prevailing Party.

     9.13. BENEFIT PLANS. Upon consummation of the Acquisition, all employees of MVBI and BMV, except those with whom HBI enters into written employment agreements, shall be deemed to be at-will employees of HBI. From and after the Closing Date, employees of MVBI and BMV shall be entitled to participate in the pension, employee benefit and similar plans (including stock option, bonus or other incentive plans) on substantially the same terms and conditions as similarly situated employees of HBI. For the purpose of determining eligibility to participate in such plans and the vesting of benefits under such plans, HBI shall give effect to years of service with MVBI or BMV, as the case may be, as if such service were with HBI. Employees of MVBI and BMV will be entitled to carry over unused vacation days and sick leave accrued as of the Closing Date.

     9.14. HEADINGS. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

                         (Signatures on page following.)

     IN WITNESS WHEREOF, the Parties have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                        MOUNTAIN VIEW BANCSHARES, INC.


                                        By: /s/ JAMES G. HINKLE
                                            ------------------------------------
                                            James G. Hinkle, President


                                        HOME BANCSHARES, INC.


                                        By: /s/ RON W. STROTHER
                                            ------------------------------------
                                            Ron W. Strother,
                                            President and Chief Operating
                                            Officer


                                        SELLERS

                                        HINKLE FAMILY REVOCABLE LIVING TRUST


                                        By: /s/ JAMES G. HINKLE
                                            ------------------------------------
                                            James G. Hinkle, Trustee
                                            790 shares


                                        JENNIE LOU HINKLE REVOCABLE TRUST


                                        By: /s/ JAMES G. HINKLE
                                            ------------------------------------
                                            James G. Hinkle, Trustee
                                            790 shares


                                        /s/ JAMES G. HINKLE
                                        ----------------------------------------
                                        James G. Hinkle
                                        1,213 shares

                                        Address: 855 Woodland Hills
                                                 Mountain View, AR 72560

                                        /s/ KAY S. HINKLE
                                        ----------------------------------------
                                        Kay S. Hinkle
                                        1,212 shares


                                        /s/ KATHERINE L. HINKLE
                                        ----------------------------------------
                                        Katherine Linn Hinkle
                                        388 shares


                                        /s/ LEAANN WALKER
                                        ----------------------------------------
                                        LeaAnn Hinkle Walker
                                        388 shares


                                        /s/ KENNETH W. SUTTON
                                        ----------------------------------------
                                        Kenneth W. Sutton
                                        1,064 shares

                                        Address: 505 South Bayou
                                                 Mountain View, AR 72560


                                        /s/ JANICE SUTTON
                                        ----------------------------------------
                                        Janice Sutton
                                        1,005 shares


                                        /s/ JENIFER S. TUCKER
                                        ----------------------------------------
                                        Jenifer Sutton Tucker
                                        566 shares


                                        /s/ ROBERT W. SUTTON
                                        ----------------------------------------
                                        Robert Sutton
                                        566 shares

STATE OF ARKANSAS )
                  )   SS: ACKNOWLEDGMENT
COUNTY OF STONE   )

          On this 21st day of April, 2005, before me the undersigned officer, personally appeared James G. Hinkle, known to me (or satisfactorily proven) to be the person whose name is subscribed as Trustee for the HINKLE FAMILY REVOCABLE LIVING TRUST, and acknowledged that he executed the same as the act of his principal for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal this 21st day of April, 2005.


                                        /s/ KARI S. WINNINGHAM
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

08/18/2008
  (SEAL)

STATE OF ARKANSAS )
                  )   SS: ACKNOWLEDGMENT
COUNTY OF STONE   )

          On this 21st day of April, 2005, before me the undersigned officer, personally appeared James G. Hinkle, known to me (or satisfactorily proven) to be the person whose name is subscribed as Trustee for the JENNIE LOU HINKLE REVOCABLE TRUST, and acknowledged that he executed the same as the act of his principal for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal this 21st day of April, 2005.


                                        /s/ KARI S. WINNINGHAM
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

08/18/2008
  (SEAL)

STATE OF ARKANSAS )
                  )   SS: ACKNOWLEDGMENT
COUNTY OF STONE   )

     On this 21st day of April, 2005, before me, the undersigned officer, personally appeared JAMES G. HINKLE, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 21st day of April, 2005.


                                        /s/ KARI S. WINNINGHAM
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

08/18/2008
  (SEAL)

STATE OF ARKANSAS )
                  )   SS: ACKNOWLEDGMENT
COUNTY OF STONE   )

     On this 21st day of April, 2005, before me, the undersigned officer, personally appeared KAY S. HINKLE, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 21st day of April, 2005.


                                        /s/ KARI S. WINNINGHAM
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

08/18/2008
  (SEAL)

STATE OF ARKANSAS )
                  )   SS: ACKNOWLEDGMENT
COUNTY OF PULASKI )

     On this 28th day of April, 2005, before me, the undersigned officer, personally appeared KATHERINE LINN HINKLE, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 28th day of April, 2005.


                                        /s/ SAMUEL R. BAXTER
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

08/15/2010
  (SEAL)

STATE OF ARKANSAS )
                  )   SS: ACKNOWLEDGMENT
COUNTY OF STONE   )

     On this 21st day of April, 2005, before me, the undersigned officer, personally appeared LEA ANN HINKLE WALKER, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 21st day of April, 2005.


                                        /s/ KARI S. WINNINGHAM
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

08/18/2008
  (SEAL)

STATE OF ARKANSAS )
                  )   SS: ACKNOWLEDGMENT
COUNTY OF STONE   )

     On this 21st day of April, 2005, before me, the undersigned officer, personally appeared KENNETH W. SUTTON, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 21st day of April, 2005.


                                        /s/ KARI S. WINNINGHAM
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

08/18/2008
  (SEAL)

STATE OF ARKANSAS )
                  )   SS: ACKNOWLEDGMENT
COUNTY OF STONE   )

     On this 21st day of April, 2005, before me, the undersigned officer, personally appeared JANICE SUTTON, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 21st day of April, 2005.


                                        /s/ KARI S. WINNINGHAM
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

08/18/2008
  (SEAL)

STATE OF ARKANSAS )
                  )   SS: ACKNOWLEDGMENT
COUNTY OF PULASKI )

     On this 28th day of April, 2005, before me, the undersigned officer, personally appeared JENIFER SUTTON TUCKER, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 28th day of April, 2005.


                                        /s/ SAMUEL R. BAXTER
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

08/15/2010
  (SEAL)

STATE OF ARKANSAS )
                  )   SS: ACKNOWLEDGMENT
COUNTY OF PULASKI )

     On this 28th day of April, 2005, before me, the undersigned officer, personally appeared ROBERT SUTTON, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 28th day of April, 2005.


                                        /s/ SAMUEL R. BAXTER
                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

08/15/2010
  (SEAL)

                             LIST OF MVBI SCHEDULES

Schedule 3.4           Changes or Commitments Respecting Line of Business or
                       Operating Procedures

Schedule 3.5           Liens or Encumbrances

Schedule 3.6           New or Changes to Compensation, Employment Agreements,
                       Etc.

Schedule 3.7           New or Changes to Benefit Plans

Section 3.8            Continuance of Business

Schedule 3.11          New or Changes to Contracts

Schedule 4.1(B)        Jurisdictions Where MVBI and BMV are Qualified to do
                       Business; Orders, etc. Affecting Status

Schedule 4.1(C)        Shares Outstanding

Schedule 4.1(D)        MVBI Subsidiaries

Schedule 4.1(G)        No Defaults - Agreements Requiring Third Party Consent

Schedule 4.1(H)        MVBI Financial Reports

Schedule 4.1(I)        Undisclosed Liabilities of MVBI

Schedule 4.1(J)        No Events Causing Material Adverse Effect

Schedule 4.1(K)        Properties: Leases, Subleases, Defects of Title or
                       Condition

Schedule 4.1(L)        Intellectual Property Rights

Schedule 4.1(M)       Litigation, Regulatory Action

Schedule 4.1(N)        Compliance with Laws

Schedule 4.1(O)        Material Contracts

Schedule 4.1(Q)        Brokers and Finders

Schedule 4.1(R)(1)     List of Employee Benefit Plans

Schedule 4.1(R)(2)     Employee Benefit Plans Not Qualified Under ERISA

Schedule 4.1(R)(4)     Pension Accumulated Funding Deficiency

Schedule 4.1(R)(5)     Amount by Which Benefit Liabilities Exceed Agreement
                       Assets

Schedule 4.1(R)(6)     Obligations for Retiree Health and Life Benefits

Schedule 4.1(R)(7)     Agreements Resulting in Payments to Employees Under Any
                       Compensation and Benefit Plan with Respect to Proposed
                       Transaction

Schedule 4.1(U)        Asset Classification

Schedule 4.1(V)        Inadequate Allowance for Loan Losses

Schedule 4.1(W)        Insurance

Schedule 4.1(AA)(1)    Noncompliance with Environmental Laws

Schedule 4.1(AA)(2)    Pending Proceedings with Respect to Environmental Matters

Schedule 4.1(AA)(3)    Pending Proceedings with Respect to Environmental Matters
                       Involving Loan/Fiduciary Property

Schedule 4.1(AA)(4)    Pending Proceedings with Respect to Environmental Matters
                       Listed in Sections 4.1(Z)(2) or (3)

Schedule 4.1(AA)(5)    Actions During Ownership Which Could Have Material
                       Adverse Effect with Respect to Environmental Matters

Schedule 4.1(AA)(6)    Actions Prior to Ownership Which could Have Material
                       Adverse Effect with Respect to Environmental Matters

Schedule 4.1(AA)(7)    Underground Storage Tanks

Schedule 4.1(AA)(8)    Building Components with Friable Asbestos

Schedule 4.1(BB)       Tax Return Matters

Schedule 4.1(DD) Derivative Contracts, including a list of any assets pledged as security for such Derivative Contracts

Schedule 4.1(FF)(1)    Employment Contracts Requiring Payment In Connection with
                       Termination

Schedule 4.1(FF)(2)    Contracts with Related Persons

Schedule 4.1(FF)(3)    Leases with Aggregate Annual Rent Exceeding $50,000

Schedule 4.1(FF)(4)    Material Contracts with Affiliates

Schedule 4.1(GG)       Claims of Officers, Directors, Employees

Schedule 5.15          Real Property Sold to Sellers

Schedule 6.2(J) Litigation or Proceedings Materially Affecting MVBI or BMV Prior to Closing Date

Schedule 6.2(L)        Covenants Not To Compete

                              LIST OF HBI SCHEDULES

Schedule 4.2(B) Jurisdictions Where HBI and its Subsidiaries are Qualified to do Business; Orders, etc. Affecting Status

Schedule 4.2(C)   Shares Outstanding

Schedule 4.2(D)   HBI Subsidiaries

Schedule 4.2(G)   No Defaults - Agreements Requiring Third Party Consent

Schedule 4.2(H)   HBI Financial Reports

Schedule 4.2(J)   Brokers and Finders

Schedule 6.3(F) Litigation or Proceedings Materially Affecting HBI or its Subsidiaries Prior to Closing Date